                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             DELTA AIR LINES, INC.
    -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

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Notes:

                                               [LOGO OF DELTA AIR LINES]

                                               Delta Air Lines, Inc.
                                               General Offices
                                               Hartsfield Atlanta International
                                               Airport
                                               Post Office Box 20706
                                               Atlanta, Georgia 30320-6001

To Our Stockholders:

  On behalf of the Board of Directors, it is my pleasure to invite you to attend the 1996 Annual Meeting of Stockholders of Delta Air Lines, Inc.

  As shown in the formal notice which is attached, the meeting will be held in the Holiday Inn Professional Centre/Atrium, 2001 Louisville Avenue, Monroe, Louisiana 71201, on Thursday, October 24, 1996, at 9:00 a.m., local time. At the meeting, in addition to acting on the matters described in the proxy statement, we will report on the Company's activities during fiscal year 1996. There will also be an opportunity to discuss matters of interest to you as a stockholder.

  If you will need special assistance at the meeting because of a disability, please contact Ms. Jeannie Buyers, Coordinator-Investor Relations, Department 829, Delta Air Lines, Inc., P.O. Box 20706, Atlanta, Georgia 30320-6001.

  It is important that your shares be represented at the meeting to assure the presence of a quorum. Please sign, date and promptly mail the enclosed proxy card in the envelope provided, even if you plan to attend the meeting in person. Returning your executed proxy card will not affect your right to attend the meeting and vote your shares in person.

                                          Cordially,

                                          /s/ Ronald W. Allen
                                          ----------------------------------
                                          Ronald W. Allen
                                          Chairman of the Board, President and
                                          Chief Executive Officer

Atlanta, Georgia
September 16, 1996

                                              [LOGO FOR DELTA AIR LINES]

                                              Delta Air Lines, Inc.
                                              General Offices
                                              Hartsfield Atlanta International
                                              Airport
                                              Post Office Box 20706
                                              Atlanta, Georgia 30320-6001

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders
of Delta Air Lines, Inc.:

  The Annual Meeting of Stockholders of Delta Air Lines, Inc. will be held in the Holiday Inn Professional Centre/Atrium, 2001 Louisville Avenue, Monroe, Louisiana 71201, on Thursday, October 24, 1996, at 9:00 a.m., local time, to consider and vote on:

    1. The election of directors for the ensuing year.

    2. The ratification of the appointment of Arthur Andersen LLP as independent auditors for fiscal year 1997.

    3. The approval of the material terms of the Incentive Compensation Plan, as described in the attached proxy statement.

    4. The approval of the DeltaShare Stock Option Plan and the Pilots Stock Option Plan, as described in the attached proxy statement.

    5. The stockholder proposal described in the attached proxy statement relating to political activities, if the proposal is presented at the meeting.

    6. The stockholder proposal described in the attached proxy statement relating to employment matters, if the proposal is presented at the meeting.

    7. Such other matters as may properly come before the meeting or any adjournments thereof.

  The close of business on August 30, 1996, has been fixed as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be maintained during the ten-day period preceding the meeting at the offices of Central Bank, 300 Desiard Street, Monroe, Louisiana 71201. Your attention is directed to the proxy statement accompanying this notice.

                                         By Order of the Board of Directors,


                                         /s/ Robert S. Harkey
                                         -----------------------------------
                                         Robert S. Harkey
                                         Senior Vice President - General Counsel
                                         & Secretary

Atlanta, Georgia
September 16, 1996

                             DELTA AIR LINES, INC.

           GENERAL OFFICES/HARTSFIELD ATLANTA INTERNATIONAL AIRPORT
                            ATLANTA, GEORGIA 30320

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 24, 1996

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Delta Air Lines, Inc. ("Delta" or the "Company") to be voted at the Annual Meeting of Stockholders to be held at the Holiday Inn Professional Centre/Atrium, 2001 Louisville Avenue, Monroe, Louisiana 71201, on Thursday, October 24, 1996, at 9:00 a.m., local time, or any adjournments thereof ("Annual Meeting"). The approximate date of mailing of this proxy statement and the accompanying proxy card is September 16, 1996.

  The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no compensation for their services other than their regular salaries, may solicit proxies in person or by telephone or other means. The Company may also make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals at the Company's expense. The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies at a fee of $15,000 plus certain expenses.

                               VOTING PROCEDURES

VOTING STOCK

  The Board of Directors has set August 30, 1996, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, there were outstanding 77,045,178 shares of common stock, par value $3 per share ("Common Stock"), and 6,731,387 shares of Series B ESOP Convertible Preferred Stock, par value $1 per share ("ESOP Preferred Stock"). These securities constitute the only classes of securities entitled to vote at the Annual Meeting.

  Each outstanding share of Common Stock and ESOP Preferred Stock entitles the holder thereof to one vote, subject in the case of the ESOP Preferred Stock to adjustment in certain circumstances. Holders of the Common Stock and ESOP Preferred Stock will vote together as a single class on all matters presented at the Annual Meeting.

  The ESOP Preferred Stock is held of record by Fidelity Management Trust Company, as trustee of the Delta Family-Care Savings Plan ("Savings Plan"), and may not be sold or distributed outside the Savings Plan except for resale to the Company. Each share of ESOP Preferred Stock is convertible into 0.8578 shares of Common Stock, subject to adjustment in certain circumstances.

VOTING BY PROXY

  If a stockholder is a corporation or partnership, the accompanying proxy card should be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer's full title should be given and a certificate or other evidence of appointment should be furnished. If shares are owned jointly, each joint owner should sign the proxy card.

  Shares of stock represented by a proxy card that is returned properly signed will be voted in accordance with the instructions indicated on that proxy card. If a proxy card is signed and returned without instructions, the shares will be voted (1) "FOR" the election of the director-nominees listed herein;
(2) "FOR" the ratification of the appointment of Arthur Andersen LLP as independent auditors for fiscal year 1997; (3) "FOR" the approval of the material terms of the Incentive Compensation Plan described herein; (4) "FOR" the approval of the DeltaShare Stock Option Plan and the Pilots Stock Option Plan described herein; (5) "AGAINST" the stockholder proposal described herein relating to political activities; and (6) "AGAINST" the stockholder proposal described herein relating to employment matters.

  A proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by written notice to the Corporate Secretary, by delivery of a later-dated proxy, or by attending the Annual Meeting and voting in person.

  If a stockholder wishes to give a proxy to someone other than the persons designated by the Board of Directors, the three names appearing on the enclosed proxy card may be crossed out and the name of another person inserted. The signed proxy card should be presented at the meeting by the person representing the stockholder. The person named as proxy should have proof of identification.

QUORUM AND VOTING REQUIREMENTS

  A quorum at the Annual Meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of Common Stock and ESOP Preferred Stock that are outstanding and entitled to vote.

  A majority of the votes entitled to be cast by the holders of all shares of Common Stock and ESOP Preferred Stock, voting together as a single class, that are present, or represented, at the meeting and entitled to vote will be necessary (1) to elect the director-nominees listed herein; (2) to ratify the appointment of Arthur Andersen LLP as independent auditors; (3) to approve the material terms of the Incentive Compensation Plan described herein; (4) to approve the DeltaShare Stock Option Plan and the Pilots Stock Option Plan described herein, provided that the total votes cast on such proposal represent over 50% in interest of all securities entitled to vote on such proposal; (5) to approve the stockholder proposal described herein relating to political activities; and (6) to approve the stockholder proposal described herein relating to employment matters. Votes "withheld" from director-nominees, as well as abstentions on these proposals, will have the same effect as negative votes. Broker non-votes on these matters will not be included in calculating the number of votes necessary for approval.

                              GENERAL INFORMATION

BOARD OF DIRECTORS

  The Board of Directors has responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business by various reports and documents given to them on a regular basis, as well as by operating, financial and other reports made at meetings of the Board of Directors and its Committees. Regular meetings of the Board of Directors are held four times per year and special meetings are scheduled when required. The Board held four regular meetings and eight special meetings in fiscal 1996.

COMMITTEES ESTABLISHED BY THE BOARD

  The Committees established by the Board of Directors to assist it in the discharge of its responsibilities are described below. The biographical information concerning the directors, set forth elsewhere in this proxy statement, identifies the Committee memberships held by each director.

  The Administrative Committee acts as the fiduciary for the administration and operation of certain of the Company's benefit plans. The Committee, which consists of eight officers of the Company (none of whom is a member of the Board of Directors), met four times in fiscal 1996. Each Committee member has an alternate who may attend meetings and vote in his absence.

  The Audit Committee reviews the scope and results of the internal and external annual audits, the major non-audit services provided to the Company by the independent auditors, and the adequacy of the Company's system of internal controls. It also recommends to the Board the engagement of independent auditors for the Company. The Committee, which consists of five non-employee directors, met twice in fiscal 1996.

  The Benefit Funds Investment Committee acts as the fiduciary for managing the investment policies and assets of certain of the Company's benefit plans. The Committee, which consists of five non-employee directors, met four times in fiscal 1996.

  The Executive Committee exercises certain powers of the Board of Directors between Board meetings. The Committee, which consists of the Chairman of the Board and four non-employee directors, did not meet in fiscal 1996.

  The Finance Committee reviews the Company's financial planning and financial structure, funds requirements, and borrowing and dividend policies. The Committee, which consists of five non-employee directors, met four times in fiscal 1996.

  The Personnel, Compensation & Nominating Committee makes recommendations to the Board concerning the election of the Company's officers, the compensation for the Chief Executive Officer and the overall policy of the Company's benefit plans for non-contract personnel. It also sets the salaries for all officers above the level of Vice President except the Chief Executive Officer, and administers the Incentive Compensation and 1989 Stock Incentive Plans. The Committee, which consists of four non-employee directors, met five times in fiscal 1996.

  The Personnel, Compensation & Nominating Committee also recommends to the Board candidates for election as directors, and will consider nominees recommended by stockholders. Such recommendations should be submitted in writing to the Corporate Secretary of the Company with a description of the proposed nominee's qualifications and other relevant biographical information, and the nominee's consent to serve as a director.

COMPENSATION OF DIRECTORS

  Compensation for non-employee members of the Board of Directors (i.e., directors who are not employed by the Company on a full-time basis) has been set at an annual retainer of $25,000 and a meeting fee of $1,000 plus expenses for each Board and Committee meeting attended. In addition, an annual fee of $7,500 has been established for the Chairpersons of the Audit, Benefit Funds Investment, Finance and Personnel, Compensation & Nominating Committees. In order to emphasize the need for cost reductions, the Board of Directors, effective January 1, 1993, reduced by 20% the foregoing annual retainer, meeting fees and Committee Chairperson fees. The reduced fees remain in effect.

  Full-time employees of the Company who serve as directors receive only reimbursement of expenses incurred in attending meetings. Directors and their spouses are eligible for complimentary transportation privileges on Delta. Directors may elect to defer all or any part of their compensation earned as a director until a date specified by the director (which date shall be at least one year, but no more than ten years, following the end of the calendar year in which the compensation was earned). A participating director may choose, on a prospective basis, an investment return on the deferred amount from among the 17 investment return choices available under the Delta Family-Care Savings Plan (including the Delta Common Stock Fund). In addition, the Company will continue to pay interest on amounts deferred prior to October 26, 1995, based on the prime rate in effect at three specified banks. Non-employee directors may also elect to receive all or a portion of their fees for services as a member of the Board in shares of Common Stock at current market prices.

  Directors who retire from the Board may be elected advisory directors for a term which varies depending upon the director's term of service and age at retirement. Advisory directors receive an annual retainer equal to the annual retainer paid to non-employee directors at the time of their retirement, without regard to the annual retainer reduction discussed above.

CHARITABLE AWARD PROGRAM

  The Company's charitable contribution program permits each director to recommend up to five tax-exempt organizations to receive donations totaling $1 million after the director's death. Recommended donations will be made by The Delta Air Lines Foundation, a tax-exempt charitable foundation funded by the Company. On July 28, 1994, the Board discontinued this program for all future directors who were not members of the Board on that date.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  A Board of twelve directors is to be elected at the Annual Meeting, each director so elected to hold office for a term of one year and until the election and qualification of a successor. In the event any nominee for director declines or is unable to serve, a substitute nominee or nominees may be chosen by the persons authorized by the Board of Directors to vote the proxies. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING
NOMINEES:

  Ronald W. Allen, Edwin L. Artzt, Henry A. Biedenharn, III, James L. Broadhead, Edward H. Budd, George D. Busbee, R. Eugene Cartledge, Mary Johnston Evans, Gerald Grinstein, Jesse Hill, Jr.,Peter D. Sutherland and Andrew J. Young.

  All of the nominees were elected by the stockholders at the last Annual
Meeting.

  During fiscal 1996, each nominee attended at least 75% of the meetings of the Board of Directors and the Committees on which he or she served.

  One of the current directors, Mr. Allen, is a full-time employee of the Company. The predominantly non-employee Board brings to the Company a wide and valuable range of judgment and experience from such diverse fields as air and ground transportation, consumer goods, government and international affairs, insurance, international trade, law, utilities, and paper and paperboard production.

  Certain information about the nominees follows:

  RONALD W. ALLEN has been Chairman of the Board and Chief Executive Officer of Delta since August 1, 1987. On March 1, 1993, Mr. Allen was elected to the additional office of President, a position he also held from August 9, 1990 to April 30, 1991. He was President and Chief Operating Officer of the Company from 1983 to July 31, 1987. Mr. Allen has been a director of Delta since 1975, and is Chairman of the Executive Committee. He is also a director of The Coca-Cola Company and NationsBank Corporation, and a member of The Business Council, The Business Roundtable, the Board of Directors of the U.S. Chamber of Commerce and the Board of Trustees of Presbyterian College. Age 54.

  EDWIN L. ARTZT was Chairman of the Board and Chief Executive Officer of The Procter & Gamble Company from January 1990 until his retirement in July 1995, when he became Chairman of the Executive Committee of the Board of Directors of The Procter & Gamble Company. From June 1984 to January 1990, Mr. Artzt served as Vice Chairman of The Procter & Gamble Company and as President of Procter & Gamble International. He has been a director of Delta since 1991, and is a member of the Benefit Funds Investment Committee and the Finance Committee. Mr. Artzt is also a director of American Express Company, Barilla S.p.A. (Italy), GTE Corporation and Teradyne, Inc., and a member of The Business Council. Age 66.

  HENRY A. BIEDENHARN, III was President, Chief Executive Officer and a director of Ouachita Coca-Cola Bottling Company, Inc., and four other Coca-Cola bottling companies located in Arkansas, Louisiana and Mississippi, from 1981 until his retirement in February 1996. He also served as Chairman of the Board of Ouachita Coca-Cola Bottling Company, Inc. from 1991 to February 1996. He has been a director of Delta since 1986, and is a member of the Audit Committee and the Benefit Funds Investment Committee. Mr. Biedenharn is a director of Hudson, Inc. and Biedco Corporation. Age 54.

  JAMES L. BROADHEAD has been Chairman of the Board and Chief Executive Officer of FPL Group, Inc., and its principal subsidiary, Florida Power & Light Company, since May 1990. From January 1989 to May 1990, he was President and Chief Executive Officer of FPL Group, Inc. From 1986 to October 1988,
Mr. Broadhead served as President, Telephone Operating Group of GTE Corporation. He has been a director of Delta since 1991, and is a member of the Audit Committee and the Personnel, Compensation & Nominating Committee. Mr. Broadhead is also a director of Barnett Banks, Inc. and The Pittston Company, and a member of The Business Council and The Business Roundtable. Age 60.

  EDWARD H. BUDD has been Chairman of the Executive Committee of the Board of Directors of The Travelers Group, Inc. since December 31, 1993. He was Chairman of the Board and Chief Executive Officer of The Travelers Corporation from 1982 until his retirement in 1993, and was an executive officer of that company from 1974 through 1993. He has been a director of Delta since 1985, is Chairman of the Benefit Funds Investment Committee, and is a member of the Executive Committee and the Finance Committee. Mr. Budd is also a director of GTE Corporation, a member of the American Academy of Actuaries and The Business Council, and a Trustee of Tufts University. Age 63.

  GEORGE D. BUSBEE has been of counsel to the law firm of King & Spalding since 1993, was a partner in that firm from 1983 to 1993, and was Governor of the State of Georgia from 1975 until 1983. Prior to his election as Governor, he served for 18 years as a member of the Georgia House of Representatives, while also engaging in the practice of law. Mr. Busbee has been a director of Delta since 1983, and is a member of the Finance Committee. He is also a director of Union Camp Corporation and Weeks Corporation. Age 69.

  R. EUGENE CARTLEDGE has been Chairman of the Board of Savannah Foods & Industries, Inc. since April 1996. He was Chairman of the Board and Chief Executive Officer of Union Camp Corporation from January 1986 until his retirement in June 1994. Mr. Cartledge has been a director of Delta since 1990, is Chairman of the Finance Committee, and is a member of the Executive Committee and the Personnel, Compensation & Nominating Committee. He is also a director of Blount, Inc., Chase Brass Industries, Inc., Sun Company, Inc., UCAR International Inc. and Union Camp Corporation. Age 67.

  MARY JOHNSTON EVANS is a director of Baxter International Inc., Dun & Bradstreet Corp., Household International, Inc., New Europe Fund and Sun Company, Inc. She has been a director of Delta since 1982, and is a member of the Audit Committee and the Personnel, Compensation & Nominating Committee. Mrs. Evans is also a senior member of the Conference Board, a member of the Advisory Board of Morgan Stanley, Inc. and a member of the Nominating Committee of the New York Stock Exchange, Inc. She was a director of AMTRAK from 1974 to 1980, serving as Vice Chairman from 1974 until 1979. Age 66.

  GERALD GRINSTEIN was Chairman of Burlington Northern Santa Fe Corporation (successor to Burlington Northern Inc.) from September 1995 until his retirement in December 1995. He was Chairman and Chief Executive Officer of Burlington Northern Inc. and Burlington Northern Railroad Company from July 1991 until consummation of the merger of Burlington Northern Inc. and Santa Fe Corporation in September 1995. Mr. Grinstein was Chairman, President and Chief Executive Officer of Burlington Northern Inc. from October 1990 to July 1991, and President and Chief Executive Officer of that company from January 1989 to October 1990. From May 1989 to July 1991, Mr. Grinstein also served as Chairman, President and Chief Executive Officer, and from February 1989 to May 1989, President and Chief Executive Officer, of Burlington Northern Railroad Company. Mr. Grinstein was Vice Chairman of Burlington Resources Inc. from May 1988 to December 1988; Vice Chairman of Burlington Northern Inc. from April 1987 to December 1988; and Chief Executive Officer of Western Air Lines, Inc. from 1985 through March 1987. He has been a director of Delta since 1987, is Chairman of the Personnel, Compensation & Nominating Committee, and is a member of the Executive Committee and the Finance Committee. He is also a director of Browning-Ferris Industries, Inc., Sundstrand Corporation and Transport Holdings Inc. Age 64.

  JESSE HILL, JR. was Chairman of the Board of Atlanta Life Insurance Company from 1993 until his retirement in July, 1995. He was Chairman and Chief Executive Officer of that company from 1992 to 1993, Chairman, President and Chief Executive Officer from 1991 to 1992, and President and Chief Executive Officer from 1973 to 1991. He has been a director of Delta since 1975, is Chairman of the Audit Committee and is a member of the Benefit Funds Investment Committee and the Executive Committee. He is also a director of Knight-Ridder Newspapers, Inc., National Service Industries, Inc., SunTrust Banks, Inc. and SunTrust Bank, Atlanta. Age 70.

  PETER D. SUTHERLAND has been Chairman and Managing Director of Goldman Sachs International since September 1, 1995, and a general partner of The Goldman Sachs Group, L.P. and Goldman, Sachs & Co. since November 25, 1995. Mr. Sutherland served as Director-General of the General Agreement on Tariffs and Trade from July 1, 1993 to May 1, 1995, and as Director-General of the World Trade Organization from January 1, 1995 to May 1, 1995. He was Chairman of the Board of Allied Irish Banks plc from 1989 to 1993. He served as a Commissioner of the European Communities from 1984 to 1989. He was a director of Delta from April 23, 1992 until July 1, 1993, and was re-elected by the Board effective September 1, 1995, following the conclusion of his service to the General Agreement on Tariffs and Trade and the World Trade Organization. Mr. Sutherland is a member of the Audit Committee. Mr. Sutherland is a Non-executive Director and Deputy Chairman of The British Petroleum Company plc; and a director of ABB Asea Brown Boveri Ltd., Allied Irish Banks plc, Investor

AB (Sweden), LM Ericsson Holdings Ltd. and Telefonaktiebolaget LM Ericsson
(LME). Mr. Sutherland is also a member of the Action Committee for Europe and the European Community -- America Trust. Age 50.

  ANDREW J. YOUNG has been Vice Chairman of Law Companies Group, Inc. since 1993, and a director of that company since August 1995. He was Chairman of Law Companies International Group, Inc. (a former subsidiary of Law Companies Group, Inc.) from 1990 to 1993. Mr. Young was Mayor of the City of Atlanta, Georgia from 1982 to 1990, United States Ambassador to the United Nations from 1977 to 1979, and a member of the House of Representatives of the United States Congress from 1973 to 1977. He has been a director of Delta since 1994, and is a member of the Benefit Funds Investment Committee. Mr. Young is a director of Atlanta Life Insurance Company, Cox Communications, Inc., Film Fabricators, Inc., Host Marriott Corporation and Thomas Nelson, Inc., a member of the Board of Trustees of Howard University and the Georgia Tech Advisory Board, and a director of the Martin Luther King, Jr. Center, the Global Infrastructure Fund and the Center for Global Partnership. He is also Co-Chairman of the Atlanta Committee for the Olympic Games and a member of the Board of the United States Olympic Committee. Mr. Young is also serving as the 1996 Chairman of the Greater Atlanta Chamber of Commerce. Age 64.

                      BENEFICIAL OWNERSHIP OF SECURITIES

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the number of shares of Common Stock and, if applicable, ESOP Preferred Stock beneficially owned as of August 30, 1996, by each director of the Company, each executive officer named in the Summary Compensation Table in this proxy statement, and all directors and executive officers of the Company as a group. Unless otherwise indicated by footnote, the owner exercises sole voting and investment power over the shares.

                                                  SHARES
                                               BENEFICIALLY      PERCENT OF CLASS ON
NAME OF BENEFICIAL OWNER  TITLE OF SECURITIES     OWNED          AUGUST 30, 1996(1)
- ------------------------  -------------------- ------------      -------------------
DIRECTORS
Ronald W. Allen.........  Common Stock           394,778(2)
                          ESOP Preferred Stock        89
Edwin L. Artzt..........  Common Stock             1,000
Henry A. Biedenharn,
 III....................  Common Stock            20,621(3)
James L. Broadhead......  Common Stock             1,000
Edward H. Budd..........  Common Stock             2,505(4)
George D. Busbee........  Common Stock               100
R. Eugene Cartledge.....  Common Stock             1,096
Mary Johnston Evans.....  Common Stock             1,191(4)
Gerald Grinstein........  Common Stock             1,878
Jesse Hill, Jr..........  Common Stock             1,470(5)
Peter D. Sutherland.....  Common Stock               200(6)
Andrew J. Young.........  Common Stock               100
EXECUTIVE OFFICERS
Harold C. Alger.........  Common Stock            21,992(2),(7)
                          ESOP Preferred Stock       115
Robert W. Coggin........  Common Stock            38,025(2)
                          ESOP Preferred Stock       111
Maurice W. Worth........  Common Stock            15,973
                          ESOP Preferred Stock       110
Thomas J. Roeck, Jr.....  Common Stock           123,684(2)
                          ESOP Preferred Stock       126
Directors and Executive
 Officers as a Group
 (20 Persons)...........  Common Stock           751,930(2),(8)         1.0%
                          ESOP Preferred Stock       759

- --------
(1) Percentage is shown only if equal to or greater than 1% of the class.
(2) Includes the following number of shares of Common Stock which the following persons or group have the right to acquire within 60 days upon the exercise of stock options: Mr. Allen--363,000; Mr. Alger--5,000; Mr. Coggin--25,500; Mr. Roeck--116,300; and directors and executive officers as a group--613,500.
(3) Includes 12,856 shares of Common Stock owned by the Emma Lou Biedenharn Foundation, of which Mr. Biedenharn is a director and trustee; and 7,524 shares of Common Stock owned by Hudson, Inc., over which Mr. Biedenharn has shared voting and investment power.
(4) Includes 386 shares and 191 shares of Common Stock attributable to Mr. Budd and Mrs. Evans, respectively, due to their selection of the Delta Common Stock Fund investment return choice under the Directors' Deferred Compensation Plan, described on pages 3-4 of this proxy statement.

(5) Excludes 400 shares of Common Stock held by Mr. Hill's spouse as custodian for their minor grandchildren. Mr. Hill disclaims beneficial ownership of these shares.
(6) Excludes 279,055 shares of Common Stock beneficially owned by Goldman, Sachs & Co. Mr. Sutherland disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(7) Excludes 12 shares of Common Stock and 21 shares of ESOP Preferred Stock beneficially owned by Mr. Alger's spouse. Mr. Alger disclaims beneficial ownership of these shares.
(8) Excludes 412 shares of Common Stock and 21 shares of ESOP Preferred Stock beneficially owned by family members of directors and executive officers as to which shares they disclaim beneficial ownership, as well as the shares of Common Stock described in Note (6).

BENEFICIAL OWNERS OF MORE THAN 5% OF VOTING STOCK

  The following table sets forth the holdings of the only persons known to the Company to beneficially own more than five percent of any class of the Company's voting securities.

                                             AMOUNT AND NATURE   PERCENT OF
    NAME AND ADDRESS                           OF BENEFICIAL      CLASS ON
  OF BENEFICIAL OWNER      TITLE OF CLASS        OWNERSHIP     AUGUST 30, 1996
  -------------------      --------------    ----------------- ---------------
Sanford C. Bernstein &
 Co., Inc.              Common Stock             4,687,034(1)         6.1%
One State Street Plaza
New York, NY 10004

The Capital Group
 Companies, Inc.        Common Stock             3,901,290(2)         5.1%
333 South Hope Street
Los Angeles, CA 90071

Fidelity Management
 Trust Company          ESOP Preferred Stock     6,731,387(3)       100.0%
82 Devonshire Street    Common Stock             3,539,215(3)         4.6%
Boston, MA 02109

- --------
(1) Based on a Schedule 13G dated February 7, 1996, in which Sanford C. Bernstein & Co., Inc. reported that, as of December 31, 1995, it had sole voting power over 2,434,460 of such shares, shared voting power over 554,988 of such shares, and sole dispositive power over all 4,687,034 of such shares.
(2) Based on a Schedule 13G dated February 9, 1996, in which The Capital Group Companies, Inc. reported that, as of December 29, 1995, it had sole voting power over 1,122,630 of such shares, shared voting power over none of such shares, and sole dispositive power over all 3,901,290 of such shares. The Capital Group Companies, Inc. disclaims beneficial ownership of all of such shares.
(3) These shares are held by Fidelity Management Trust Company as the trustee of the Savings Plan.

THE DELTA FAMILY-CARE SAVINGS PLAN

  Fidelity Management Trust Company is the trustee of the Savings Plan, a qualified defined contribution pension plan under which eligible Delta personnel may contribute a portion of their earnings on a pre-tax or after-tax basis to various investment funds, including a fund invested primarily in Common Stock ("Delta Common Stock Fund").

  Subject to certain federal tax limitations, during fiscal 1996, Delta contributed 50c to a participant's account for every $1 contributed by that participant, up to 2% of the participant's annual earnings. The Savings Plan contains an employee stock ownership plan ("ESOP") feature pursuant to which a specified amount of the Company's contributions to a participant's account during each Savings Plan year is invested in ESOP Preferred Stock and Common Stock ("Preferred Stock Fund"). At June 30, 1996, there were approximately 57,300 participants in the Savings Plan.

  The Savings Plan provides that shares of ESOP Preferred Stock and Common Stock allocated to a participant's account in the Preferred Stock Fund ("Allocated Shares") will be voted by the trustee in accordance with the participant's confidential voting instructions or, if no voting instructions are received by the trustee, such shares will be voted by the trustee in its discretion. The Savings Plan further provides that shares of ESOP Preferred Stock not yet allocated to any participant's account will be voted by the trustee in proportion to the votes cast with respect to Allocated Shares for which voting instructions are received.

  The Savings Plan provides that shares of Common Stock attributable to a participant's account in the Delta Common Stock Fund will be voted by the trustee in accordance with the participant's confidential voting instructions or, if no instructions are received by the trustee, such shares will be voted by the trustee in its discretion.

CERTAIN OTHER BENEFICIAL OWNERS

  In fiscal 1990, the Company entered into separate equity cross-purchase agreements with Singapore Airlines Limited ("Singapore Airlines") and Swissair, Swiss Air Transport Company Ltd. ("Swissair"). Pursuant to these agreements, the Company sold 2.5 million shares of Common Stock to each of Singapore Airlines and Swissair, and purchased an equity interest in both of these airlines.

  In their equity cross-purchase agreements with Delta, Singapore Airlines and Swissair have agreed to vote their shares of the Company's voting stock in proportion to the votes cast by the Company's other stockholders or, at Singapore Airlines' or Swissair's election, as recommended by the Company's Board of Directors, until (1) in the case of Singapore Airlines, the earlier of October 25, 1999 or such time as Singapore Airlines ceases to own 2% or more of the Company's outstanding voting power, or (2) in the case of Swissair, July 9, 1999. Singapore Airlines and Swissair have also agreed to certain restrictions on their right to transfer their shares of Common Stock, to acquire additional shares of the Company's voting stock and to seek to affect or influence the control of the Company's management, Board of Directors or business. The Company has agreed to similar voting and other restrictions with respect to its ownership of the voting stock of Singapore Airlines and Swissair.

           OTHER MATTERS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Personnel, Compensation & Nominating Committee are Mr. Grinstein, who serves as Chairman, Mr. Broadhead, Mr. Cartledge and Mrs. Evans.

  Mr. Grinstein was an executive officer of Western Air Lines, Inc. ("Western") from 1985 through March 1987. Western became a wholly owned subsidiary of the Company on December 18, 1986, and was merged into Delta on April 1, 1987.

EMPLOYMENT AGREEMENT

  In 1987, the Company, with the approval of the Board of Directors, entered into a contract with Mr. Allen under which he agreed to continue to serve as a senior executive officer of Delta for a term beginning August 1, 1987 and ending on the earlier of July 31, 1997, or the first day of the month following his retirement under the Company's retirement plan.

  Effective August 15, 1992, Mr. Allen's annual base salary was reduced at his request from $575,000 to $475,000. As discussed on page 15 of this proxy statement, Mr. Allen's annual base salary was restored to $575,000 on August 16, 1996.

  This contract further provides for Mr. Allen's employment by the Company as a part-time advisor and consultant for ten years beginning on the earliest of the first day of the month following the date to which the Board of Directors determines that his normal termination date under his contract should be advanced and the part-time advisor and consultant period should begin, his retirement date, or the first day of the month following his complete disability. Compensation during the advisory and consulting period is fixed at a monthly rate of one-third of the greater of Mr. Allen's (1) monthly rate of pay immediately prior to his undertaking the advisory and consulting services, or (2) average monthly rate of pay determined from the highest sum of his monthly rate of pay during any sixty consecutive months during his last ten years of continuous employment prior to termination of employment. The monthly consulting fee plus Mr. Allen's actual monthly retirement pay effective as of the date of retirement may not exceed 90% of the greater of the monthly rate of pay calculated in (1) or (2) above. All calculations are without regard to Mr. Allen's voluntary salary reduction.

  The contract also states that, if Mr. Allen dies after the beginning but before the end of the consulting period, 100% of the remaining consulting fees with respect to such period will be paid to his estate, or as he may otherwise specify, at such periods as the Company may determine, but not less often than monthly. If Mr. Allen dies before the beginning of the consulting period, 50%, 60%, or 70% of the consulting fee will be paid, depending on whether he dies with no or one, two, or three or more, respectively, eligible survivors.

CERTAIN LEGAL PROCEEDINGS

  In February 1995, Delta changed its travel agency commission program by implementing certain maximum commission payments for the sale of domestic airline tickets. Travel agents filed class action antitrust litigation against Delta and several other airlines that initiated travel agent commission cap programs. The travel agents alleged that the defendant airlines conspired to reduce the commissions paid to travel agents in violation of the federal antitrust laws, and sought damages of approximately $725 million, to be trebled under the antitrust laws. On September 5, 1996, Delta and the plaintiffs entered into an agreement to settle this litigation. Under the terms of the settlement, which is subject to the approval of the United States District Court in Minneapolis, Delta agreed to pay the plaintiffs $20 million. Delta believes this lawsuit is without merit, but settled this litigation to avoid the uncertainty, expense and diversion of management time associated with a lengthy trial. American Express Company, of which Mr. Artzt is a director, is a plaintiff in this action. The Company instituted procedures to exclude Mr. Artzt from participation in matters related to this litigation.

LEGAL AND INVESTMENT BANKING SERVICES

  Mr. Busbee is of counsel to the law firm of King & Spalding, which provided certain legal services to the Company in fiscal 1996 and is expected to provide similar services in fiscal 1997.

  Mr. Sutherland is a general partner of Goldman, Sachs & Co., which provided certain investment banking services to the Company in fiscal 1996 and is expected to provide similar services in fiscal 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires Delta's directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities ("Reporting Persons") to file certain reports concerning their beneficial ownership of Delta's equity securities. Delta believes that during fiscal 1996 all Reporting Persons complied with their Section 16(a) filing obligations, except that Form 4 reports filed on behalf of Mr. Sutherland for November 1995, and January and February 1996 were filed after their respective due dates. Those reports reflect 59 transactions effected by Goldman, Sachs & Co., an investment banking firm in which Mr. Sutherland became a general partner on November 25, 1995. Because of Mr. Sutherland's status as a general partner, trading by Goldman, Sachs & Co. in Delta's equity securities may be attributable to Mr. Sutherland.

                PERSONNEL, COMPENSATION & NOMINATING COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

  This report of the Personnel, Compensation & Nominating Committee (the "Committee") of the Board of Directors describes the Committee's executive compensation policies. It also describes the bases on which the Committee made fiscal 1996 compensation determinations with respect to the Chief Executive Officer of the Company.

  As is noted earlier in this proxy statement, the Committee's duties include recommending to the Board the base salary for the Chief Executive Officer, setting the base salaries for all other officers above the level of Vice President, and administering the Company's Incentive Compensation Plan and 1989 Stock Incentive Plan. The Committee also evaluates executive performance and addresses other matters related to executive compensation.

COMPENSATION POLICY AND OVERALL OBJECTIVES

  The Committee's foremost objective for Delta's executive compensation program is to support the Company's business strategy and goals by developing and motivating a group of highly talented executives to work for the long-term advantage of the Company and its primary stakeholder groups--Delta stockholders, Delta customers and Delta people. To achieve this objective, the Committee believes the amount and components of the executive compensation package should enable the Company to attract and retain talented executives, reward outstanding performance and more closely link the interests of the Company's executives and these stakeholders. In determining actual compensation levels, the Committee considers all elements of the executive compensation program in total, rather than any one element in isolation. The Committee has selected and retained a professional compensation consulting firm to assist it in evaluating the Company's executive compensation package.

  To enhance the Company's ability to meet the objectives listed above, the Committee believes it is important to consider pay levels and practices at companies with which Delta competes for executives. The results of these market comparisons, and their impact on the program design and pay opportunities for Delta's executive officers, are discussed in more detail below. The Committee believes that the Company's future success depends heavily on attracting and retaining the most qualified personnel throughout the Company and that to do so it must provide an opportunity for all personnel to achieve market-based pay, key components of which include competitive salaries and performance-based incentive compensation.

  The primary components of the Company's executive compensation package are base salary, incentive compensation and stock-based awards.

DISCUSSION OF PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION

 Base Salary

  When reviewing each executive officer's salary, the Committee considers the executive's performance, responsibilities, experience and expertise, salaries for comparable positions at other companies (as discussed further below), and equity issues relating to pay of other Company executives. In making salary recommendations or decisions, the Committee exercises its discretion and judgment based on these factors. No specific formula is applied to determine the weight of any factor.

  The Committee believes the competitive "market" with respect to its executive officer salary determinations includes transportation and aerospace companies, service companies of a similar size to the Company, and other companies with headquarters in the Atlanta area. In making salary determinations, the Committee also reviews compensation for executive officers at a smaller group of companies comprised only of certain other large domestic airlines.* The Committee considers pay at both groups of companies in making its decisions because it believes that the market for the Company's executives, and thus the relevant competitive data, includes a broader group of companies than the airline group alone. It is the Committee's goal to target base salaries at the 50th percentile level of a combination of these two market groups.

  During fiscal 1996, the Committee increased salary rates for selected executive officers (excluding the Chief Executive Officer, whose pay is discussed below) who were assigned increased responsibilities during the year, but the salary rates for executive officers generally remain below the 50th percentile level of a combination of the two market groups discussed above. The Committee believes the performance of the Company's executive officers dictates that salaries be increased to the targeted levels to ensure the retention of high performing officers.

 Incentive Compensation Plan

  Consistent with the overall objectives described above, the Incentive Compensation Plan provides an opportunity for participants to receive an annual cash award based upon the achievement of corporate, individual and team goals. It enhances the link between pay and performance by tying payments to the achievement of specific, predetermined goals, and motivates participants by clearly communicating the potential rewards for achieving those goals. It also gives the Committee flexibility to change the goals from year to year to reflect

- --------
* This large domestic airline group differs from the group represented in the Standard & Poor's Airline Index referred to on page 21.

different areas of emphasis. The Plan thus is similar to plans in effect at virtually all of the companies in both market groups discussed above. The Committee believes the Plan strongly reinforces the performance orientation of the Company's executive compensation philosophy and that it is a critical component of a competitive compensation package.

  For fiscal 1996, payments under the Incentive Compensation Plan for the Company's executive officers were based upon the achievement of a predetermined goal for the Company's pre-tax income for that period. As contemplated by the Plan, this goal and the other provisions discussed below were communicated to the executive officers and other participants in the Plan early in the fiscal year. Executive officers (other than the Chief Executive Officer, whose award is discussed below) were assigned target awards equal to 40% or 50% of base salary. These target award levels are comparable to, or somewhat below, those for similar positions in both market groups discussed above. A participant's target award, or a greater or lesser amount, is earned based upon the extent to which the pre-tax income goal was met. To provide additional incentive to achieve outstanding performance, payouts under the Plan could reach a maximum of 150% of target amounts if the pre-tax income goal was exceeded by a specified level. Minimum amounts, at 40% of target amounts, were to be paid only if a specified threshold level of pre-tax income was achieved. Awards earned based on the Company's financial performance could be further adjusted (increased by up to 25% or decreased by up to 100%) based on individual performance. No awards would be paid in any event, however, unless the Company achieved a net profit in fiscal 1996, paid dividends to all stockholders, and generated positive operating cash flow after giving effect to such awards. The Committee also retained the discretion to reduce or eliminate awards if in its judgment operation of the Plan would be detrimental to Delta or otherwise inappropriate.

  For fiscal 1996, Delta's pre-tax income exceeded the maximum goal set for the year. Moreover, the Company's fiscal 1996 financial results compared favorably with those of its competitors, and Delta continued to substantially strengthen its financial condition over that of prior years by, among other things, achieving record levels of operating and net income (excluding restructuring and other non-recurring charges), reducing long-term debt, increasing stockholders' equity and enhancing its liqudity.

  Based on the actual pre-tax income achieved, participants under the Incentive Compensation Plan earned awards at the maximum level for the year. In view of the Company's strong overall performance, the Committee concluded that the awards calculated based on the Company's pre-tax income results should be paid. As permitted by the Plan, the Committee then adjusted the award amounts to reflect other aspects of individual and corporate performance during the year, including a downward adjustment for all Plan participants for internal corporate equity purposes.

 Stock-Based Awards

  The 1989 Stock Incentive Plan is a stock-based incentive compensation plan under which employees selected by the Committee may receive awards of stock options, stock appreciation rights, restricted stock and other stock-based awards. The Committee annually considers what type of long-term award to grant under the Plan. The Company strongly encourages participants, through formal stock ownership guidelines, to hold the Common Stock received under the Plan so that participants' interests will continue to be aligned with the long-term interests of the Company's stockholders.

  The Committee granted non-qualified stock options to executive officers and other eligible employees in January 1996 at an exercise price per share equal to $71, the closing price of the Common Stock on the New York Stock Exchange on the date of grant. These stock options are exercisable beginning one year, and ending ten years, after the grant date.

  The award size guidelines under which grants are made vary by level of responsibility. The guidelines were set to yield award opportunities that, when expressed as a percentage of base salary, were somewhat higher than the average award opportunities for comparable positions at the general industry companies yet were lower than the average award opportunities found within the airline industry companies. This approach reflects the Committee's view that it should emphasize longer-term stock-based compensation in total pay for executive officers more heavily than did the general industry companies but that, as with base salaries, total pay should increase to market levels over time.

  To determine the number of shares of stock subject to stock options granted to each participant, the Committee used an option pricing model to determine the economic value of the Company's options. In making these grants, the Committee also considered other factors, including individual performance and job duties relative to other participants in the Plan. No specific weighting was assigned to any of these factors. Because its primary goal is to ensure that awards are competitive on an annualized basis, the Committee did not consider executive officers' current ownership of Common Stock when making these grants.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

  Section 162(m) of the Internal Revenue Code generally limits to $1 million the annual corporate federal income tax deduction for certain "non-performance based" compensation paid to the chief executive officer or any of the four other highest paid officers of a publicly-held corporation. To qualify as "performance based" under Section 162(m), compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals that are established by a committee of outside directors. In addition, the material terms of the performance goals must be disclosed to and approved by the stockholders, and the committee must certify that the performance goals were achieved.

  The Committee has considered the impact of Section 162(m) on the Company's executive compensation programs, and generally believes that those programs should comply with the applicable rules to ensure that tax deductions for executive pay are preserved. To comply with the new requirements, the Company previously amended its 1989 Stock Incentive Plan to limit the maximum number of shares of Common Stock subject to stock options that can be granted to any one person. As discussed in Proposal 3 in this proxy statement, the Company is seeking stockholder approval of the material terms of the Incentive Compensation Plan so that payments under that plan qualify as "performance based" compensation under Section 162(m). The Company's deductions for executive compensation were not impacted by Section 162(m) during fiscal 1996.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  Effective August 15, 1992, Mr. Allen's annual base salary was reduced at his request from $575,000 to $475,000. His base salary remained at that reduced rate for four years, until August 16, 1996, when his salary was restored to $575,000 on a prospective basis upon the recommendation of the Committee and the approval of the Board. The decision to restore Mr. Allen's voluntary salary reduction was based on various factors, including the Committee's determination that Mr. Allen's salary is substantially below the appropriate level for his position, particularly in view of his job performance; the Company's outstanding financial results in fiscal 1996; and its overall strengthened financial position. As discussed above, the Committee focused on Delta's improved financial position during fiscal 1996 in a number of areas, including reduced long-term debt, increased stockholders' equity, enhanced liquidity and upgraded credit ratings. Additionally, Delta's financial results improved substantially in relation to its competitors.

  Under the Incentive Compensation Plan, Mr. Allen's target award for fiscal 1996 was conservatively established at 65% of his base salary, without regard to his voluntary salary reduction. This target is lower than the average target awards for chief executive officers in each of the market groups discussed above. His actual award was based on the Company's achieving the pre-tax income goal established by the Committee at the beginning of the fiscal year. Because actual pre-tax income exceeded the goal established to earn maximum awards, Mr. Allen was entitled to the maximum amount payable based on the pre-tax income results (150% of his target award). As discussed above, in view of the Company's excellent fiscal 1996 financial results and its favorable performance in relation to its competitors, the Committee concluded that the award should be paid, but subject to the same downward adjustment process applied by the Committee to all other awards. In making this decision as it related to Mr. Allen, the Committee considered the importance of Mr. Allen's leadership in strengthening the Company's competitive position and the financial success Delta achieved for the year, as well as the fact that Mr. Allen's overall compensation continues to remain well below the average of chief executive officers in the two market groups described above.

  In January 1996, the Committee granted Mr. Allen a non-qualified stock option to purchase 66,000 shares of Common Stock under the 1989 Stock Incentive Plan. The Committee determined the size and terms of this award in the same manner as it established the stock option awards to all other employees who received such grants.

Respectfully submitted,

THE PERSONNEL, COMPENSATION &
 NOMINATING COMMITTEE

Gerald Grinstein, Chairman
James L. Broadhead
R. Eugene Cartledge
Mary Johnston Evans

                            EXECUTIVE COMPENSATION

  The following table sets forth certain information regarding compensation paid for the last three fiscal years to the Company's Chief Executive Officer and its four other most highly compensated executive officers (the "named executive officers").

                          SUMMARY COMPENSATION TABLE

                                                                    LONG TERM COMPENSATION
                                                                -------------------------------
                                     ANNUAL COMPENSATION                AWARDS          PAYOUTS
                              --------------------------------- ----------------------- -------
                                         BONUS
                                       (INCENTIVE     OTHER     RESTRICTED  SECURITIES          ALL OTHER
                                      COMPENSATION    ANNUAL      STOCK     UNDERLYING   LTIP    COMPEN-
       NAME AND               SALARY     PLAN)     COMPENSATION  AWARD(S)  OPTIONS/SARS PAYOUTS  SATION
  PRINCIPAL POSITION     YEAR   ($)      ($)(1)       ($)(2)      ($)(3)      (#)(4)    ($)(5)   ($)(6)
  ------------------     ---- ------- ------------ ------------ ---------- ------------ ------- ---------
Ronald W. Allen          1996 475,000   532,594       12,517           0      66,000        0    15,504
 Chairman of the Board,  1995 475,000   560,625       11,667     390,000      89,000        0    15,876
 President and Chief     1994 475,000         0        8,528           0      89,000        0    18,512
 Executive Officer

Harold C. Alger          1996 300,000   237,500        7,909           0      26,000        0    12,796
 Executive Vice          1995 287,083   206,250        8,123     145,600      29,000        0    13,061
 President-Operations    1994 261,250         0        4,713           0      35,400        0    13,416

Robert W. Coggin         1996 291,250   237,500        7,507           0      26,000        0    12,298
 Executive Vice          1995 269,167   187,500        5,518     124,800      25,500        0    12,562
 President-Marketing     1994 213,850         0        4,289           0      26,300        0    12,193

Maurice W. Worth         1996 282,500   237,500        7,123           0      26,000        0    11,823
 Executive Vice          1995 251,250   187,500        6,375     124,800      19,500        0    12,064
 President-Customer      1994 198,017         0        3,865           0      20,200        0    11,094
 Service

Thomas J. Roeck, Jr.     1996 285,000   213,216        7,507           0      19,500        0    12,298
 Senior Vice President-  1995 277,083   206,250        5,518     124,800      22,000        0    12,562
 Finance and Chief       1994 261,250         0        4,713           0      26,300        0    13,416
 Financial Officer

- --------
(1) Represents the amounts, if any, earned under the Company's Incentive Compensation Plan for services rendered during the specified fiscal year. Amounts earned in fiscal 1996 were paid in the first quarter of fiscal 1997.
(2) Represents reimbursement for taxes related to payment of life insurance premiums. None of the named executive officers received compensation in the form of perquisites in excess of the lesser of $50,000 or 10% of the total of his annual salary and payments under the Incentive Compensation Plan.
(3) No awards of restricted stock were made in fiscal 1996. The value of the awards made in fiscal 1995 is based on the closing price of the Common Stock ($52.00) on the New York Stock Exchange ("NYSE") on January 26, 1995, the date of grant. On that date, the Personnel, Compensation & Nominating Committee granted shares of restricted stock to the named executive officers as follows: Mr. Allen--7,500 shares; Mr. Alger--2,800 shares; Mr. Coggin--2,400 shares; Mr. Worth--2,400 shares; and Mr. Roeck-- 2,400 shares. The fiscal 1995 awards of restricted stock will vest on the earlier of January 26, 2000, or the grantee's retirement at or after his normal retirement date except that, if a grantee retires prior to his normal retirement date, 33 1/3% of the restricted stock will vest for each full year after the second full year that has elapsed between the grant date and the early retirement date. In certain circumstances, the award may be subject to forfeiture. Cash dividends on restricted stock are reinvested in additional shares of Common Stock and are subject to the same restrictions as the original awards. At June 30, 1996, the total number of shares and aggregate value (based on the $83.00 closing price of the Common Stock on the NYSE on June 28, 1996)
   of restricted stock, including shares acquired with reinvested dividends, of the following named executive officers was: Mr. Allen--12,698 shares valued at $1,053,934; Mr. Alger--4,361 shares valued at $361,963; Mr. Coggin--3,960 shares valued at $328,680; Mr. Worth--4,476 shares valued at $371,508; and Mr. Roeck--4,476 shares valued at $371,508.
(4) Represents the number of shares of Common Stock subject to stock options awarded under the Company's 1989 Stock Incentive Plan.
(5) The Company does not have a plan which meets the definition of a Long Term Incentive Plan.
(6) In fiscal 1996, the Company paid supplemental group life insurance premiums for the named executive officers as follows: Mr. Allen--$15,504; Mr. Alger--$9,796; Mr. Coggin--$9,298; Mr. Worth--$8,823; and Mr. Roeck--
    $9,298. The Company made contributions under the Delta Family-Care Savings Plan, a qualified defined contribution pension plan, for the named executive officers as follows: Mr. Allen--$0; Mr. Alger--$3,000; Mr. Coggin--$3,000; Mr. Worth--$3,000; and Mr. Roeck--$3,000.

  The following table sets forth certain information regarding awards of stock options to the named executive officers during fiscal 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                       GRANT DATE
                                       INDIVIDUAL GRANTS(1)                              VALUE
                         ------------------------------------------------------------ ------------
                          NUMBER OF       % OF TOTAL
                          SECURITIES     OPTIONS/SARS
                          UNDERLYING      GRANTED TO    EXERCISE OR                  GRANT DATE
                         OPTIONS/SARS    EMPLOYEES IN   BASE PRICE     EXPIRATION      PRESENT
  NAME                    GRANTED(#)     FISCAL YEAR      ($/SH)          DATE       VALUE($)(2)
  ----                   ------------    ------------   -----------    ----------    ------------
Ronald W. Allen.........    66,000           10.3          71.00       1/24/2006      1,838,100
Harold C. Alger.........    26,000            4.0          71.00       1/24/2006        724,100
Robert W. Coggin........    26,000            4.0          71.00       1/24/2006        724,100
Maurice W. Worth........    26,000            4.0          71.00       1/24/2006        724,100
Thomas J. Roeck, Jr.....    19,500            3.0          71.00       1/24/2006        543,075

- --------
(1) These stock options were granted under the 1989 Stock Incentive Plan. The exercise price is equal to the closing price of the Common Stock on the NYSE on January 25, 1996, the date of grant. These grants, which do not include SARs, become exercisable on January 25, 1997.
(2) These hypothetical grant date present values were determined using the Black-Scholes model, and include the following material assumptions and adjustments: an option term of ten years; an interest rate of 5.65% representing the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to the option term; a volatility rate of 28.73% calculated using daily Common Stock prices for the one-year period prior to the date of grant; a dividend yield of 0.28% representing the current $0.20 per share annualized dividends divided by the fair market value of the Common Stock at the date of grant; a reduction of 19.60% to reflect the probability of a shortened option term due to termination of employment due to death, disability or retirement; and a reduction of 4.00% to reflect the probability of forfeiture due to other termination of employment prior to the option expiration date. The actual value, if any, realized upon the exercise of a stock option will depend on the excess of the market value of the Common Stock on the date the option is exercised over the exercise price.

  The following table sets forth certain information regarding stock options and stock appreciation rights exercised by the named executive officers in fiscal 1996, as well as the number and value of their unexercised in-the-money stock options and stock appreciation rights at June 30, 1996 (based on the $83.00 closing price of the Common Stock on the New York Stock Exchange on June 28, 1996).

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                                                 NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                    OPTIONS/SARS AT            OPTIONS/SARS
                                                       FY-END(#)               AT FY-END($)
                                               ------------------------- -------------------------
                           SHARES      VALUE
                         ACQUIRED ON REALIZED
   NAME                  EXERCISE(#)    ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
   ----                  ----------- --------- ----------- ------------- ----------- -------------
Ronald W. Allen.........    6,307    1,243,750   363,000      66,000      7,706,000     792,000
Harold C. Alger.........   65,429    1,504,672     5,000      26,000         49,375     312,000
Robert W. Coggin........   27,793      827,325    25,500      26,000        790,500     312,000
Maurice W. Worth........   41,750    1,403,175         0      26,000              0     312,000
Thomas J. Roeck, Jr.....        0            0   116,300      19,500      2,328,588     234,000

                          RETIREMENT AND OTHER PLANS

  The following table shows the estimated annual pension payable to a non-pilot employee (before reduction for Social Security benefits and not accounting for the limitations discussed below), including the persons named in the Summary Compensation Table, assuming retirement in fiscal 1996 at the normal retirement age of 65 after selected periods of service under the Delta Family-Care Retirement Plan ("Pension Plan"), a non-contributory qualified defined benefit plan. The benefits in the table would be paid in the form of a joint and 50% survivor annuity.

                              PENSION PLAN TABLE

                                                                           30 OR MORE
FINAL AVERAGE  10 YEARS OF    15 YEARS OF    20 YEARS OF    25 YEARS OF     YEARS OF
  EARNINGS       SERVICE        SERVICE        SERVICE        SERVICE       SERVICE
- -------------  -----------    -----------    -----------    -----------    ----------
    200,000       40,000         60,000         80,000        100,000       120,000
    400,000       80,000        120,000        160,000        200,000       240,000
    600,000      120,000        180,000        240,000        300,000       360,000
    800,000      160,000        240,000        320,000        400,000       480,000
  1,000,000      200,000        300,000        400,000        500,000       600,000
  1,200,000      240,000        360,000        480,000        600,000       720,000
  1,400,000      280,000        420,000        560,000        700,000       840,000

  Final average earnings, for purposes of the Pension Plan, are the average of an employee's annual earnings, based on the employee's salary and payments received under the Company's Incentive Compensation Plan or broad-based profit sharing programs, for the 36 consecutive months in the 120-month period immediately preceding retirement which produces the highest average earnings. The annual pension benefit is determined by multiplying final average earnings by 60%, and then reducing such amount for service of less than 30 years and by 50% of the participant's primary Social Security benefit payable to the employee. The 50% Social Security offset is reduced for service of less than 30 years with Delta. For purposes of pension benefits under the Pension Plan and supplemental non-qualified retirement plans discussed below, the current salaries and years of service for the persons named in the Summary Compensation Table are as follows: Mr. Allen--$575,000/32 years; Mr. Alger-- $300,000/30 years*; Mr. Coggin--$300,000/35 years; Mr. Worth--$300,000/35 years; and Mr. Roeck--$285,000/9 years. See the Summary Compensation Table on page 17 for information regarding payments under the Company's Incentive Compensation Plan. Employees designated by the Personnel, Compensation & Nominating Committee, including the named executive officers, are eligible to participate in supplemental, non-qualified retirement plans which provide for benefits which may not be paid under the Pension Plan due to limits on the amount of compensation and benefits for qualified plans established by the Internal Revenue Code of 1986, as amended ("Code").

  The Delta Family-Care Disability and Survivorship Plan ("Survivorship Plan") for eligible non-pilot personnel provides monthly short term disability and survivorship benefits based on a participant's final average earnings and years of service, and monthly long term disability benefits based on a participant's final average earnings. The Survivorship Plan also provides a lump sum death benefit of up to $50,000. In general, final average earnings, for purposes of the Survivorship Plan, are (1) for purposes of determining benefits during the first six months of disability, the employee's monthly earnings, based on the employee's salary at the time of disability, and (2) for other purposes, the average of the employee's monthly earnings, based on the employee's salary and payments received under the Company's Incentive Compensation Plan or broad-based profit sharing programs, over specified periods. In the event the employee dies while employed by the Company, the employee's eligible family members are entitled to receive an amount equal to 50%, 60% or 70% of final average earnings (depending upon whether the employee has one, two, or three or more eligible family members, respectively), subject to reduction for service of less than 30 years with Delta and certain benefits payable under Social Security, the Pension Plan and other sources. Any benefits which may not be paid under the Survivorship Plan due to Code limits on the amount of compensation and benefits for such plan, including a post-retirement lump sum death benefit of up to $50,000, are provided under a supplemental plan for employees designated by the Personnel, Compensation & Nominating Committee, including the named executive officers.
- --------
* For 27 of his 30 years of service, Mr. Alger accrued a benefit under non-contributory qualified retirement plans for pilot personnel established by the Company pursuant to collective bargaining agreements. The estimated annual pension benefit payable to Mr. Alger under these plans at normal pilot retirement age of 60 and with 25 or more years of service is 60% of his final average earnings under these plans, reduced by 50% of the primary Social Security benefit that would have been payable to him had he retired in 1973 at age 65. The normal form of benefit payment is a joint and 50% survivor annuity; but the benefit may be paid in a single life annuity with spousal consent. The Company has agreed that Mr. Alger's total benefits will be no less than they would have been had he been a participant in the Pension Plan from his original date of employment with the Company. Thus, a portion of Mr. Alger's total retirement benefits will be paid from these pilot plans, and the remainder will be paid from the Pension Plan and the non-qualified plans as described herein.

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total return on the Common Stock with the cumulative total returns on two published indices, the Standard & Poor's 500 Stock Index and the Standard & Poor's Airline Index, over the preceding five fiscal years.

                          CUMULATIVE TOTAL RETURNS(1)
                       ON $100 INVESTED ON JUNE 30, 1991
                                     LOGO

(1) Cumulative total return is defined as stock price appreciation plus dividends paid, assuming reinvestment of all such dividends.
(2) The Standard & Poor's Airline Index consists of AMR Corporation, Delta, Southwest Airlines and USAir.

                                  PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Arthur Andersen LLP as independent auditors for the Company for fiscal 1997, subject to ratification by the stockholders. Arthur Andersen LLP has served as the Company's independent auditors since 1949. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and to respond to questions. If the stockholders do not ratify the selection of Arthur Andersen LLP, the Board of Directors will reconsider the selection of independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                  PROPOSAL 3

       APPROVAL OF THE MATERIAL TERMS OF THE INCENTIVE COMPENSATION PLAN

  The Incentive Compensation Plan ("Plan") is intended to enhance the link between pay and performance by providing eligible employees with the opportunity to receive an annual cash award based on the achievement of pre-established performance goals. The material terms of the Plan are being submitted to stockholders for their approval so payments to executive officers under the Plan may qualify as "performance based" compensation under Section 162(m) of the Internal Revenue Code. As described in the Report on Executive Compensation on page 15 of this proxy statement, Section 162(m) generally limits to $1 million the annual corporate federal income tax deduction for "non-performance based" compensation paid to the chief executive officer or any of the four other highest paid officers of a publicly-held corporation.

 A. Summary of the Plan

  The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan attached to this proxy statement as Appendix A.

  Purposes. The purposes of the Plan are to: (1) increase the incentives to participants to achieve annual goals that are within group and/or individual control and are considered key to the Company's success; (2) encourage teamwork among participants in various segments of the Company; and (3) reward performance with pay that varies in relation to the extent to which the pre-established goals are achieved.

  Administration. The Plan will be administered by a committee ("Committee") of two or more directors appointed by the Board of Directors to administer the Plan. All members of the Committee must be "outside directors" under Section 162(m). Subject to the terms of the Plan, the Committee has authority to select employees to participate in the Plan; to determine the size, terms and conditions of awards under the Plan; to construe and interpret the Plan; and to make all other determinations which may be necessary or advisable for Plan administration. The Plan is currently being administered by the Personnel, Compensation & Nominating Committee of the Board of Directors.

  Eligibility. All full-time, salaried employees of the Company and its subsidiaries who are deemed by the Committee to be key employees are eligible to participate in the Plan.

  Awards Under the Plan. Not later than 90 days after the beginning of each fiscal year, the Committee will select one or more performance measures, establish written performance goals with respect to each selected performance measure and determine the award opportunities for that fiscal year.

  The performance measures may be based on any combination of corporate, divisional and/or individual goals. For each performance measure, the Committee will establish performance goals which will, in turn, be used to determine a participant's award opportunities. For example, for a particular fiscal year, the Committee may select the Company's pre-tax income as a performance measure, establish various levels of Company pre-tax income as performance goals and link each such performance goal to an award opportunity. The performance measures, performance goals and award opportunities may vary among participants and from year to year.

  Following completion of each fiscal year, if the performance goals were met, the Committee will so certify in writing prior to payment of final awards. As soon as practicable after the end of the fiscal year, final awards will be computed for each participant as determined by the Committee. Except as provided in the Plan with respect to executive officers, the Committee has discretion to increase, reduce or eliminate any or all final awards that would otherwise be paid.

  The Plan provides that the maximum award payable to any participant in connection with any one fiscal year is $1.5 million.

  Special Rule Applicable to Executive Officers. The Plan contains special rules applicable only to the Company's executive officers. As defined in the Plan, an executive officer is a participant who, as of the last day of the applicable fiscal year, is an officer of the Company at or above the level of Senior Vice President.

  The Plan provides that the performance measures which may serve as determinants of an executive officer's award opportunities are limited to the Company's pre-tax income; net income; earnings per share; revenues; expenses; return on assets; return on equity; return on investment; net profit margin; operating profit margin; operating cash flow; total shareholder return; capitalization; liquidity; results of customer satisfaction surveys; and other measures of quality, safety, productivity or process improvement. Such performance goals may be determined solely by reference to the performance of the Company, its subsidiaries, or a division or unit of the Company or its subsidiaries, or based upon comparisons of any of the performance measures relative to other companies. In establishing a performance goal with respect to any of these performance measures, the Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded such as, for example, a restructuring or other non-recurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or a change in accounting standards required by the Financial Accounting Standards Board.

  An executive officer's award opportunities will be established as a function of his base salary. Base salary means, as to any specific fiscal year, the executive officer's regular annual salary rate as of the last day of the fiscal year. The regular annual salary rate is not reduced by any voluntary salary reductions or any salary reduction contributions made to any salary reduction plan, defined contribution plan or other deferred compensation plans of the Company, but does not include any payments under the Plan, the 1989 Stock Incentive Plan, or any other bonuses, incentive pay or special awards.

  The Committee has discretion to reduce or eliminate the amount of an award otherwise payable to an executive officer. Except to the extent permitted by the following paragraph, the Committee may not exercise discretion to increase the award otherwise payable to an executive officer.

  The Plan also provides that if, on the advice of counsel, the Committee determines that Section 162(m) will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by permitting greater discretion or flexibility with respect to award opportunities for executive officers, then the Committee may, in its sole discretion, apply such greater discretion or flexibility.

  Payment of Awards. Awards under the Plan are payable within 75 days after the end of the fiscal year. Subject to the terms of the Company's Executive Deferred Compensation Plan, a participant may defer the receipt of some or all of his award. If all or a portion of a participant's award is not deductible by the Company under Section 162(m), the Committee may, in its discretion, require that payment of the nondeductible portion of such award will be deferred until it may be deducted by the Company.

  Change in Control. In the event of a change in control of the Company, each participant, including the Company's executive officers, will, in the sole discretion of the Committee, receive a pro rata payment of the greater of his target incentive award or final award for the fiscal year during which the change in control occurs. In these circumstances, the Committee will determine
(1) the final award based on performance during the fiscal year until the date of the change in control; and (2) the participant's base salary as of a date on or before the change in control. Such amount would be paid to the participant within 75 days after the effective date of the change in control. A "change in control" is deemed to have occurred (1) when any person (excluding the Company, its subsidiaries, any employee benefit plan of the Company or its subsidiaries, or any person appointed or established by the Company or its subsidiaries for or pursuant to any such employee benefit plan) has acquired, either directly or indirectly, beneficial ownership of securities representing 20% or more of the total votes that could be cast by the holders of all of the Company's securities entitled to vote in elections of directors; or (2) when the members of the Company's Board of Directors as of July 1, 1994 (or their successors nominated by a Board on which such individuals or such successors constituted a majority) cease to constitute a majority of the Board.

  Amendments. The Board of Directors or the Committee may modify, amend, suspend or terminate the Plan at any time. No such modification, amendment, suspension or termination may, without a participant's consent, reduce the participant's right to a payment or distribution under the Plan to which he is entitled.

 B. Other Matters

  As discussed above, awards which may be paid under the Plan for fiscal 1997 and future years are dependent on the attainment of performance goals established annually by the Committee, as well as the Committee's authority, subject to the terms of the Plan, to increase, reduce or eliminate such awards. Accordingly, the amounts, if any, which may be paid under the Plan in the future cannot presently be determined. If the material terms of the Plan are not approved by the stockholders, no future payments will be made under the Plan to executive officers. In that event, the Personnel, Compensation & Nominating Committee intends to review and reconsider the Company's executive compensation program in light of such vote and the principles described in its Report on Executive Compensation.

  The "Bonus (Incentive Compensation Plan)" column in the Summary Compensation Table on page 17 of this Proxy Statement sets forth the awards paid under the Plan for fiscal 1996 for each of the named executive officers. For fiscal 1996, all executive officers (which, for this purpose, included eight officers of the Company) as a group, and all non-executive officers as a group, received $1,831,482 and $4,703,020, respectively, under the Plan. The Personnel, Compensation & Nominating Committee has designated 94 Company personnel, including the named executive officers, as participants in the Plan for fiscal 1997.

 C. Board Recommendation

  The Board of Directors believes the Plan assists the Company to attract and retain key employees, and strongly reinforces the performance orientation of the Company's pay philosophy for such employees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE MATERIAL TERMS OF THE PLAN.

                                  PROPOSAL 4

                   APPROVAL OF DELTASHARE STOCK OPTION PLAN
                         AND PILOTS STOCK OPTION PLAN

  On April 24, 1996, the Board of Directors adopted, subject to stockholder approval, two broad-based, non-qualified stock option plans (collectively, the "Plans") for Delta personnel providing for the issuance of stock options to purchase 24.7 million shares of Common Stock.

  The Plans are intended to cover substantially all of Delta's nonofficer personnel. One plan, the DeltaShare Stock Option Plan, is for approximately 47,000 Delta personnel who are not pilots ("Nonpilot Plan"). The other plan, the Pilots Stock Option Plan, covers the Company's approximately 8,000 pilots ("Pilot Plan"). The Nonpilot and Pilot Plans involve stock options to purchase
14.7 million and 10 million shares of Common Stock, respectively.

  As more fully discussed below, the Plans require the Company to grant non-qualified stock options in three equal annual installments to eligible Delta personnel in their individual capacities. Subject to the terms of the Plans, Delta personnel who receive stock options may purchase from Delta shares of Common Stock at an exercise price per share equal to the opening price of the Common Stock on the New York Stock Exchange on the applicable grant date. Stock options awarded under the Plans are exercisable beginning one year, and ending ten years, after the applicable grant date; and are not transferable other than upon the death of the person awarded the stock option. See "Summary of the Plans" below.

  Also on April 24, 1996, the Board of Directors authorized Delta to repurchase up to 24.7 million shares of its Common Stock and Common Stock equivalents. Under this authorization, the Company may repurchase up to 6.2 million of these shares before the initial stock option grants under the Plans become exercisable, and repurchase the remaining shares as Delta personnel exercise their stock options. The Common Stock repurchase program, which became effective immediately, is intended to reduce the dilutive effect of the exercise of stock options under the Plans, and reflects the Board's view that such repurchases are a good investment for the Company. Repurchases are subject to market conditions and may be made on the open market or in privately negotiated transactions. Through August 30, 1996, Delta had repurchased 2.2 million shares of Common Stock for $163.4 million under this authorization.

  The Board of Directors believes that substantially all Delta personnel should participate in stock option plans because such plans will provide Delta people with an increased stake in the Company's financial performance, and are a cost-effective way to more closely align the interests of Delta people and the Company's stockholders. In the highly competitive service industry in which Delta operates, the Board believes it is particularly important to align Delta people with corporate goals and achievements through a sense of unity, ownership and shared purpose. With the implementation of the Plans, Delta will have in place for substantially all Company personnel a compensation program which includes base salary, profit sharing and stock options.

  The number of shares of Common Stock subject to stock options under the Pilot Plan was negotiated by Delta and the Air Line Pilots Association, International ("ALPA"), the collective bargaining representative for the Company's pilots. The Board of Directors determined the size of the Nonpilot Plan to provide an equivalent potential benefit for nonpilots under the Nonpilot Plan as pilots may receive under the Pilot Plan, as a percentage of each group's respective base salary. Because the Nonpilot and Pilot Plans are related elements of Delta's program to strengthen the link between compensation and the Company's performance, and to more closely align the interests of Delta people and the Company's stockholders, the Plans are being presented to stockholders as one proposal.

  Delta's nonpilot personnel have played a significant role in strengthening the Company's competitive position through participating in a variety of initiatives which have improved productivity and reduced cost. Many of these initiatives are continuing, and the Board of Directors believes the Nonpilot Plan will provide an important incentive to nonpilot personnel to continue to improve the Company's performance.

  The Pilot Plan is an integral part of the new collective bargaining agreement ("New Pilot Contract") between Delta and ALPA. Delta believes the New Pilot Contract, which became effective May 1, 1996, strengthens the Company's competitive position by reducing pilot costs and increasing the Company's flexibility. A key outcome of the New Pilot Contract is the formation of Delta Express, a low-fare business unit within Delta that, beginning October 1, 1996, will operate a dedicated fleet of Boeing 737-200 aircraft in certain highly competitive, leisure-oriented markets within Delta's system. ALPA has the right to reopen the New Pilot Contract in its entirety if any required stockholder approval of the Pilot Plan is not obtained, and Delta and ALPA are unable to reach agreement within 30 days on providing pilots equivalent value to the Pilot Plan. See "Summary of the New Pilot Contract" below.

  New York Stock Exchange rules provide that stockholder approval is a prerequisite to listing common stock on the New York Stock Exchange when the total number of shares of common stock to be issued in a transaction or series of related transactions (excluding shares of common stock held in treasury) would equal or exceed 20% of the number of shares of common stock outstanding before such issuance. Because there were, as of August 30, 1996, 77.0 million shares of Common Stock outstanding (and 5.9 million shares of Common Stock in treasury), Delta could, consistent with New York Stock Exchange rules, implement either the Nonpilot Plan or the Pilot Plan without stockholder approval. As discussed above, however, the Board of Directors believes it is in the best interest of the Company and its stockholders to adopt both Plans. Because the New York Stock Exchange has advised Delta that the Nonpilot and Pilot Plans are "related transactions" under New York Stock Exchange rules, stockholder approval is required to adopt both Plans.

  The Board of Directors has not determined what action, if any, it would take if stockholders do not approve the Plans. In the event stockholders do not approve the Plans and Delta does not otherwise implement the Pilot Plan, there can be no assurance that ALPA will not exercise its right to reopen the New Pilot Contract. If ALPA exercises this right, the outcome of the negotiations between Delta and ALPA cannot presently be determined.

 A. Summary of the Plans

  The following summary description of the Nonpilot Plan and the Pilot Plan is qualified in its entirety by reference to the full text of the Plans attached to this proxy statement as Appendix B and Appendix C, respectively.

  Non-Qualified Stock Options. Subject to the terms of the Plans, the Nonpilot and Pilot Plans require Delta to grant non-qualified stock options in three annual installments covering a total of 14.7 million and 10 million shares of Common Stock, respectively, to eligible Delta personnel. Recipients of stock options may purchase from Delta a specified number of shares of Common Stock at an exercise price per share equal to the opening price of the Common Stock on the New York Stock Exchange on the applicable grant date. All stock options granted under the Plans will be non-qualified for purposes of Section 422 of the Code.

  Administration. The Plans will be administered by the Personnel, Compensation & Nominating Committee of the Board of Directors ("Committee"). Subject to the terms of the Plans, the Committee will have full authority to construe and interpret the Plans; to establish appropriate rules and regulations relating to the Plans; and to take all actions in connection with the Plans as it may deem necessary, appropriate or advisable to carry out the provisions of the Plans. The Pilot Plan provides that disputes arising out of Committee actions with respect to the interpretation, administration or application of the Pilot Plan will be subject to certain dispute resolution procedures in the New Pilot Contract.

  Grant Dates. Both Plans provide for three annual grant dates.

  The Committee will determine the initial grant date under the Nonpilot Plan. The Nonpilot Plan provides that the second and third grant dates will be the first and second anniversaries, respectively, of the initial grant date. Subject to the terms of the Nonpilot Plan, the Company will award non-qualified stock options covering 4,900,000 shares of Common Stock on each grant date under the Nonpilot Plan.

  The initial grant date under the Pilot Plan will be a date agreed upon by Delta and ALPA that is within 30 days after the later of (1) the date the Pilot Plan is approved by the Board of Directors, and if required, the Company's stockholders; or (2) the date of determination of each participant, and the number of shares of Common Stock subject to stock options to be allocated to each participant, on the initial grant date under the Pilot Plan. The Pilot Plan provides that the second and third grant dates will be the first and second anniversaries, respectively, of the initial grant date. Subject to the terms of the Pilot Plan, the Company will grant non-qualified stock options covering 3,333,334, 3,333,333 and 3,333,333 shares of Common Stock on the initial, second and third grant dates, respectively, under the Pilot Plan.

  If the stockholders approve the Plans, the initial grants are expected to occur within 30 days after such approval. The initial grants under the Nonpilot and Pilot Plans may occur, but are not required to occur, on the same day.

  Eligibility. The Committee will determine the Delta personnel who participate in the Nonpilot Plan. The Committee anticipates there will be approximately 47,000 participants in the Nonpilot Plan, generally including all Delta domestic nonpilot personnel, and international personnel not subject to a collective bargaining agreement, in permanent positions who have at least one year of Delta employment and are on active pay status on the applicable grant date. Officers, directors and participants in other Company-sponsored stock option plans will not participate in the Nonpilot Plan.

  Eligibility to receive a stock option grant under the Pilot Plan is limited to Delta pilots on the applicable grant date and, if Delta agrees, certain Delta pilots who retire on or after June 1, 1996. Subject to Delta's approval, ALPA will determine the participants in the Pilot Plan.

  Allocation. The Committee will determine the number of shares of Common Stock subject to stock options to be allocated to each participant in the Nonpilot Plan on each grant date. The Committee contemplates making allocations under the Nonpilot Plan in a manner that is generally based on the participant's Annual Base Salary (as defined) in comparison to the Annual Base Salary of all participants in that plan.

  Subject to the Company's approval, ALPA will determine the number of shares of Common Stock subject to stock options to be allocated to each participant in the Pilot Plan on each grant date.

  Exercisability. Stock options awarded under the Plans are exercisable beginning one year, and ending ten years, after the applicable grant date. A participant (1) whose employment is terminated by the Company for reasons other than retirement, death, disability, leave of absence or furlough, or (2) who resigns from employment with the Company, will immediately forfeit his unexercised stock options. Stock options so forfeited under the Nonpilot Plan or the Pilot Plan will be allocated to participants in the applicable plan on the next ensuing grant date, if any.

  Nontransferability. Stock options granted under the Plans will not be transferable other than upon the death of the participant.

  Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, Common Stock dividend, Common Stock split or other change in corporate structure affecting the Common Stock, the Committee may make such adjustments as it deems necessary to reflect such change so as to prevent the diminution or enlargement of a participant's rights including, but not limited to, adjustments in (1) the number of shares of Common Stock available for distribution under the Plans and (2) the exercise price per share of a stock option.

  Common Stock. Shares of Common Stock distributed under the Plans may be either authorized and unissued shares or treasury shares.

  Change in Control. In the event of a Change in Control of the Company, all stock options not yet granted on the date of such Change in Control will be granted on such date at an exercise price per share equal to the opening price of the Common Stock on the New York Stock Exchange on the date of such Change in Control. Change in Control is defined under both Plans as the direct or indirect acquisition by a person, entity or group acting in concert, in one or more related transactions, of (1) securities that constitute and/or are exchangeable into, exercisable for or convertible into more than 40% of the Company's outstanding Common Stock or, if stock in addition to Common Stock has voting power, then 40% of the voting power of all outstanding securities of the Company entitled to vote generally for the election of Delta's Board of Directors or similar governing body; or (2) the power or right to (a) manage or direct the management of all or substantially all of Delta's air carrier operations; (b) designate or provide all or substantially all of Delta's officers; (c) provide a majority of the following management services for
Delta: capacity planning, financial planning, strategic planning, market planning, marketing and sales, technical operations, flight operations, and human resources activities; (d) appoint or elect or prevent the appointment or election of a majority of the Company's Board of Directors or similar governing body; or (e) appoint or elect or prevent the appointment or election of a minority of Delta's Board of Directors or similar governing body, but only if such minority has the power or right to appoint or remove Delta's Chief Executive Officer, or President, or Chief Operating Officer, or the majority membership of the Executive Committee or similar committee on Delta's Board of Directors, or the majority membership of at least one-half of Delta's Board committees.

  The definition of Change in Control excludes (1) a corporate restructuring where a parent holding company is formed, if the stockholders and Board of Directors of the parent holding company at the closing of such transaction are substantially the same as those of Delta immediately preceding the transaction; and (2) any entity that is an Internal Revenue Service qualified employee benefit plan of Delta (or a parent company of Delta), or a trustee or other fiduciary of such plan acting in its capacity as such, provided that (a) the plan is one in which all seniority list pilots who meet the general service requirements applicable to all participants are entitled to participate; (b) stock of Delta or any affiliate of Delta allocated to participant accounts is voted in accordance with the instructions of participants if any are given; and (c) the trustee voting unallocated stock is a nationally recognized bank or financial institution.

  Amendments. The Board of Directors or the Committee may amend, alter or discontinue the Nonpilot Plan at any time, but no amendment, alteration or discontinuation may impair the rights of a participant in that plan with respect to a previously granted stock option without the participant's consent. The Pilot Plan may be amended by mutual agreement between the Company and ALPA.

 B. Summary of the New Pilot Contract

  Delta's relations with labor unions in the United States are governed by the Railway Labor Act. Under that statute, collective bargaining agreements in the airline industry do not expire but instead become amendable as of a stated date. If either party wishes to modify the terms of any such agreement, it must notify the other party before the contract becomes amendable. After receipt of such notice, the parties must meet for direct negotiations and, if no agreement is reached, either party may request the National Mediation Board ("NMB") to appoint a federal mediator. If no agreement is reached in mediation, the NMB may determine, at any time, that an impasse exists and proffer binding arbitration. Either party may decline to submit to arbitration. If arbitration is rejected, a 30-day "cooling-off" period commences, following which the parties may resort to "self-help". "Self-help" may include, among other things, a strike by the union or the imposition of proposed changes to the collective bargaining agreement by the airline.

  Delta's prior collective bargaining agreement with ALPA became amendable on January 1, 1995. Formal negotiations between the Company and ALPA on a new collective bargaining agreement began in November 1994. In May 1995, the NMB appointed federal mediators to participate in the collective bargaining negotiations. Delta and ALPA reached a tentative agreement on certain matters (which was contingent on the parties reaching agreement on a total contract) in December 1995, and then resumed discussions on several key subjects, including compensation matters and equity ownership. On January 22, 1996, the negotiations continued in Washington, D.C. with the participation of one of the three NMB members. Shortly thereafter, ALPA distributed to Delta pilots a ballot seeking their support to withdraw their services, up to and including a general strike, in the event Delta and ALPA could not reach agreement on a new collective bargaining agreement.

  On February 20, 1996, Delta and ALPA reached a tentative agreement on a new contract. Following ratification by Delta pilots, the Company and ALPA, on April 29, 1996, entered into the New Pilot Contract, which became effective on May 1, 1996. The four-year agreement provides for, among other things, the following: (1) a 2% reduction in base salaries for four years, after which period the 2% reduction will be rescinded; (2) reductions in certain other compensation areas and benefits; (3) certain productivity improvements, including more flexible staffing requirements; (4) additional pay reductions and productivity improvements relating to the operation of the Company's B-737-200 aircraft, subject to certain conditions; (5) job security protections for currently active pilots and the recall by July 1, 1997 of the approximately 260 remaining pilots on furlough in May 1996; (6) a prohibition on the Company's engaging in code sharing with respect to aircraft with over 70 seats that are operated by another U.S. airline, subject to certain exceptions; (7) restrictions in certain circumstances on the Company's entering into new code sharing arrangements involving aircraft operated by foreign airlines; (8) a special early retirement program for up to 500 pilots (for which Delta recorded a $273 million pre-tax restructuring charge in the June 1996 quarter); (9) pilot participation in a profit sharing program; (10) the Pilot Plan described above; and (11) ALPA's right to appoint an associate non-voting member of Delta's Board of Directors.

  The New Pilot Contract provides that, if any required stockholder approval of the Pilot Plan is not obtained by the day after the Company's 1996 Annual Meeting of Stockholders, Delta and ALPA will immediately meet to reach agreement on providing pilots items of equivalent value to the Pilot Plan. If the parties are unable to reach agreement within 30 days, ALPA has the right to reopen the New Pilot Contract in its entirety. In these circumstances, Delta has agreed that, if ALPA so requests, the negotiations will proceed directly to mediation under the auspices of the NMB (including mediation conducted by an NMB member), and that Delta will not oppose a request by ALPA for a release from mediation. Under the Railway Labor Act, the NMB has discretion when to appoint a mediator and when to begin the 30-day "cooling-off" period following which the parties may resort to "self-help". ALPA also has the right to reopen the New Pilot Contract in its entirety if there is a Change in Control (as defined) of Delta.

  As discussed above, Delta believes the New Pilot Contract will improve the Company's competitive position. Delta currently estimates the New Pilot Contract, compared to the prior collective bargaining agreement, will result in total savings of approximately $760 million over its four-year term, before considering any amounts to be paid under the pilots' profit sharing program.*

  The above information regarding the cost savings that Delta currently anticipates under the New Pilot Contract is forward-looking, and the actual results could differ materially from the results that Delta currently anticipates. The specific factors and events that could cause the actual results to differ materially from the expected results include, among other things, (1) ALPA's exercising its right to reopen the New Pilot Contract if there is a Change of Control of Delta or any required stockholder approval of the Pilot Plan is not obtained; (2) the number of B-737-200 aircraft that Delta utilizes under reduced operating costs; (3) aircraft deployment and utilization rates; and (4) competitive factors and general economic conditions.

  The above summary description of the New Pilot Contract is qualified in its entirety by reference to the full text of the New Pilot Contract, which has been filed as Exhibit 10 to Delta's Form 10-Q for the quarter ended March 31, 1996.

 C. Other Matters

  U.S. Federal Income Tax Consequences. The following is a brief summary of the U.S. Federal income tax consequences of non-qualified stock options under the Plans. With respect to such stock options: (1) no income is realized by the participant at the time the stock option is granted; (2) upon exercise of the stock option, the participant realizes ordinary income in an amount equal to the excess of the fair market value on the date of exercise of the shares of Common Stock purchased over the exercise price for those shares, and Delta is entitled to a tax deduction in the same amount; (3) Delta is required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary income recognized by the participant; and
(4) at disposition, any appreciation (or depreciation) after the date of exercise is treated either as short-term or long-term capital gain (or a capital loss), depending upon the length of time that the participant has held the shares.

  Common Stock Price. The closing price for the Common Stock on the New York Stock Exchange on August 30, 1996 was $70.875 per share.

  Stockholder Rights Plan. In 1986, the Board of Directors adopted a Stockholder Rights Plan which is intended to protect stockholders against unsolicited takeover attempts that do not offer an adequate price to all stockholders or are otherwise not in the best interest of the Company and its stockholders. The Stockholder Rights Plan expires on November 4, 1996. The Board of Directors has not determined what action, if any, it will take with respect to the expiration of the Stockholder Rights Plan.
- --------
* The pilots' profit sharing program generally provides for profit sharing payments to eligible pilots for a particular fiscal year equal to the Company's Profit Performance Level (as defined) multiplied by a pilot's Annual Base Salary (as defined) for that year, and subtracting from that product a dollar amount equal to the Offset (as defined). The Profit Performance Level for a given fiscal year is the Company's pre-tax income (after giving effect to profit sharing payments and excluding any gains or losses on the disposition of flight equipment and less preferred stock dividends) as a percent of the Company's total operating revenues for that year. No payments are made if the Profit Performance Level is less than 2%; the maximum Profit Performance Payment is 10%. The Offset for any given fiscal year is the product of a pilot's Annual Base Salary multiplied by the lesser of (1) 5%; or (2) the percent of annual base salary (which is currently also 5%) by which profit sharing awards for such year are reduced for participants in the Company's profit sharing program for noncontract published scale personnel.

 D. Board Recommendation

  As discussed above, the Board of Directors believes the Plans are in the best interests of the Company and its stockholders. ACCORDINGLY, THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE PLANS.

                                  PROPOSAL 5

                             STOCKHOLDER PROPOSAL

  Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who is the beneficial owner of 50 shares of Common Stock, has given notice that she will introduce the following resolution at the Annual Meeting:

    "RESOLVED: That the stockholders of Delta Air Lines, Inc. assembled in Annual Meeting in person and by proxy, hereby recommend that the Corporation affirm its political non-partisanship. To this end the following practices are to be avoided:

      (a) The handing of contribution cards of a single political party to an employee by a supervisor.

      (b) Requesting an employee to send a political contribution to an individual in the Corporation for a subsequent delivery as part of a group of contributions to a political party or fund raising committee.

      (c) Requesting an employee to issue personal checks blank as to payee for subsequent forwarding to a political party, committee or candidate.

      (d) Using supervisory meetings to announce that contribution cards of one party are available and that anyone desiring cards of a different party will be supplied one on request to his supervisor.

      (e) Placing a preponderance of contribution cards of one party at mail station locations.

    REASONS: The Corporation must deal with a great number of governmental units, commissions and agencies. It should maintain scrupulous political neutrality to avoid embarrassing entanglements detrimental to its business. Above all, it must avoid the appearance of coercion in encouraging its employees to make political contributions against their personal inclinations. The Troy (Ohio) News has condemned partisan solicitation for political purposes by managers in a local company (not Delta).

    Last year the owners of 2,173,686 shares, representing approximately 4.6% of shares voting, voted FOR this proposal.

    If you agree, please mark your proxy FOR this resolution."

THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL.

  Delta, like all corporations, is subject to many federal and state laws and regulations that govern corporate involvement in partisan political activity. The Company is committed to full compliance with these laws and regulations.

  Delta encourages its employees to participate voluntarily in civic and community affairs. The Company also respects the right of each employee to exercise lawfully his or her constitutional right to participate independently in the political process.

  Delta's policies, together with federal and state laws and regulations, are more than sufficient to meet the concern raised by this proposal. Accordingly, the Board believes it would serve no purpose for the Company to adopt the proposed resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

                                  PROPOSAL 6

                             STOCKHOLDER PROPOSAL

  The General Board of Pension and Health Benefits of the United Methodist Church, 1201 Davis Street, Evanston, Illinois 60201, the beneficial owner of 5,300 shares of Common Stock, has given notice that it will introduce the resolution set forth below at the Annual Meeting. The resolution is co-sponsored by the Sisters of St. Ursula, 139 South Mill Road, Rhinebeck, New York 12572, the beneficial owner of 400 shares of Common Stock.

    "WHEREAS, Delta Air Lines is the third largest airline in the United States, with passenger flights that span the globe. We believe there is an urgent need for corporate commitment to equal employment opportunity. We also believe a clear policy opposing all forms of discrimination is a sign of a socially responsible company. Since a substandard equal employment opportunity record leaves a company open to expensive legal action, poor employee morale and even the loss of certain types of business, we believe it is in the company's and shareholders' interests to have information on our company's equal employment record available.

    In 1994, U.S. corporations spent more than $2.2 billion on legal fees related to discrimination settlements. The Equal Employment Opportunity Commission (EEOC) reported that over 155,000 discrimination complaints were filed in 1994. The high cost of legal expenses, the potential loss of government contracts and both the social and financial consequences of a damaged corporate image from discrimination allegations is making this issue a high priority for shareholders.

    Many major employers publicly report their progress in developing a more diverse workplace. More than 100 major corporations openly release their EEO-1 information in annual reports or public interest booklets. Capital Cities/ABC, USAir and Amoco are among the group disclosing EEO statistics for public review. We believe a report containing the basic information requested in this resolution keeps the issue high on management's and the Board of Directors' agenda, and reaffirms our public commitment to equal employment opportunity. Publicizing our standards is helpful to investors, and the companies with whom we do business.

    RESOLVED: The shareholders request our company prepare a report at reasonable cost, available to shareholders and employees, reporting on the following issues. The report, which should exclude confidential information, shall be available by September, 1997.

      1. A chart identifying employees by sex and race in each of the nine major Equal Employment Opportunity Commission defined job categories for 1993, 1994, and 1995, listing either actual numbers or percentages in each category.

      2. A summary description of any Affirmative Action policies and programs to improve performances including job categories where women and minorities are underutilized. This description should include any policies and programs specifically oriented toward increasing the number of managers who are qualified females and/or belonging to ethnic minorities, and current numbers of persons representing race, gender and ethnicity in management.

      3. A report on any litigation in which the company is involved concerning race, gender and the physically challenged.

      4. A description of any policies and programs utilizing the purchase of goods and services from minority and/or female owned business enterprises."

THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL.

  The Company is committed to complying with all applicable equal employment opportunity laws and affirmative action regulations. It is Delta's policy not to discriminate against any employee or applicant because of race, color, religion, sex, national origin, age, or disability. Delta also maintains appropriate affirmative action plans. The Company already complies with numerous federal, state and local governmental reporting requirements regarding compliance with equal employment opportunity laws and its affirmative action plans. The preparation and distribution of an additional report will not enhance Delta's commitment to the worthy goal of equal employment opportunity and affirmative action. Moreover, the Board of Directors believes that requiring preparation and distribution of another report would be a poor use of Company resources, and should not be approved by the Company's stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

              SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

  To be considered for inclusion in the Company's 1997 proxy materials under Securities and Exchange Commission regulations, a stockholder proposal must be directed to the Corporate Secretary at the Company's principal executive office address set forth on page one of this Proxy Statement, must be received by the Company not later than May 19, 1997, and must comply in all respects with the applicable Securities and Exchange Commission rules and regulations.

  The following requirements apply to all stockholder proposals other than those included in the Company's proxy materials pursuant to Securities and Exchange Commission rules and regulations.

  The Company's By-Laws require a stockholder proposing to nominate persons for election to the Board of Directors, or to introduce other business, at the annual meeting of stockholders to give timely written notice to the Corporate Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the Company's principal executive offices not less than 55 days nor more than 75 days prior to the annual meeting; provided that if the Board of Directors gives stockholders less than 65 days notice of the annual meeting and makes prior public disclosure of the date of the annual meeting less than 65 days prior to the annual meeting, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the 10th day following the day on which the Board of Directors gave such notice or made such public disclosure of the date of the annual meeting, whichever first occurs.

  The Company's By-Laws further provide that a stockholder's notice proposing to nominate persons for election to the Board of Directors must contain certain information including, but not limited to, information relating to such persons that would be required to be disclosed in proxy solicitations for the election of directors under Securities and Exchange Commission regulations. A stockholder's notice proposing to bring other business before the annual meeting must contain (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the stockholder's name and address;
(3) the class and number of shares of the Company's capital stock beneficially owned by the stockholder; and (4) any material interest of the stockholder in such business.

                                 ANNUAL REPORT

  This proxy statement is accompanied, or preceded, by the Company's Annual Report to Stockholders for the fiscal year ended June 30, 1996. The Annual Report, which contains financial and other information regarding the Company, is not incorporated in the proxy statement and is not to be deemed a part of the proxy soliciting material.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters which may come before the Annual Meeting. If any matters other than those referred to above should properly come before the meeting, the persons designated by the Board to serve as proxies will have discretionary authority to vote such proxies in accordance with their best judgment.

                                                                     APPENDIX A

                             DELTA AIR LINES, INC.

                          INCENTIVE COMPENSATION PLAN

ARTICLE 1. ESTABLISHMENT AND PURPOSE

  1.1 ESTABLISHMENT OF THE PLAN. Delta Air Lines, Inc., a Delaware corporation (the "Company"), hereby establishes an annual incentive compensation plan to be known as "The Delta Air Lines, Inc. Incentive Compensation Plan" (the "Plan"), as set forth in this document. The Plan permits annual cash awards to Employees of the Company, based on the achievement of pre-established performance goals.

  The Plan shall become effective as of July 1, 1994 (the "Effective Date") and shall remain in effect until terminated as provided in Article 12 herein.

  1.2 PURPOSE. The purposes of the Plan are to: (a) increase the incentives to Participants to achieve annual goals that are within group and/or individual control, and are considered key to the Company's success; (b) encourage teamwork among Participants in various segments of the Company; and (c) reward performance with pay that varies in relation to the extent to which the pre-established goals are achieved.

ARTICLE 2. DEFINITIONS.

  Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:

  2.1 "AWARD OPPORTUNITY" means the various levels of incentive award payouts which a Participant may earn under the Plan, including Target Incentive Awards, as established by the Committee pursuant to Sections 5.1 and 5.2 herein.

  2.2 "BOARD" OR "BOARD OF DIRECTORS" means the Board of Directors of the
Company.

  2.3 "CHANGE IN CONTROL" shall be deemed to have occurred:

    (a) When any person (as that term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding the Company, or any Subsidiary, or any employee benefit plan of the Company or any Subsidiary, or any person organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such plan), has acquired, either directly or indirectly, beneficial ownership of securities representing twenty percent (20%) or more of the total votes that could be cast by the holders of all of the Company's outstanding securities entitled to vote in elections of Directors; or

    (b) When individuals constituting the Board as of the Effective Date (or the successors of such individuals nominated by a Board of Directors on which such individuals or such successors constituted a majority) cease to constitute a majority of the Board of Directors.

  2.4 "CODE" means the Internal Revenue Code of 1986, as amended.

  2.5 "COMMITTEE" means a committee of two (2) or more individuals, all of whom shall be "outside directors" within the meaning of the Regulations under Code Section 162(m), appointed by the Board to administer the Plan, pursuant to Article 3 herein.

  2.6 "COMPANY" means Delta Air Lines, Inc., a Delaware corporation (including any and all Subsidiaries), and any successor thereto.

  2.7 "DISABILITY" means a disability which would qualify the Participant for Long-Term Disability benefits as defined in Section 4.03 of the Delta Family-Care Disability and Survivorship Plan, as may be amended from time to time.

  2.8 "EFFECTIVE DATE" means the date the Plan becomes effective, as set forth in Section 1.1 herein.

  2.9 "EMPLOYEE" means a full-time, salaried employee of the Company.

  2.10 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

  2.11 " EXECUTIVE OFFICER" means a Participant who, as of the last day of the applicable Plan Year, is an officer of the Company at or above the level of Senior Vice President.

  2.12 "FINAL AWARD" means the actual award earned during a Plan Year by a Participant, as determined by the Committee.

  2.13 "PARTICIPANT" means an Employee who is actively participating in the Plan.

  2.14 "PLAN YEAR" means the Company's fiscal year.

  2.15 "RETIREMENT" shall have the meanings ascribed to Early, Normal or Deferred Retirement in the Company's defined benefits tax-qualified retirement pension plan applicable to the Participant.

  2.16 "SUBSIDIARY" means any corporation (other than the Company) in which the Company or a Subsidiary of the Company owns fifty percent (50%) or more of the total combined voting power of all classes of stock.

  2.17 "TARGET INCENTIVE AWARD" means the award which may be paid to a Participant when "targeted" performance results, as established by the Committee, are attained.

ARTICLE 3. ADMINISTRATION

  3.1 THE COMMITTEE. The Plan shall initially be administered by the Personnel, Compensation & Nominating Committee of the Board. Subject to the terms of this Plan, the Board may appoint a successor Committee to administer the Plan. The members of the Committee shall be appointed by, must be members of, and shall serve at the discretion of, the Board.

  3.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the size and types of Award Opportunities and Final Awards; determine the terms and conditions of Award Opportunities in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 8 herein) amend the terms and conditions of any outstanding Award Opportunity to the extent such terms and conditions are within the sole discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority hereunder.

  3.3 DECISIONS BINDING. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all parties.

ARTICLE 4. ELIGIBILITY AND PARTICIPATION

  4.1 ELIGIBILITY. All Employees who are deemed by the Committee to be key employees shall be eligible to participate in the Plan for such Plan Year.

  4.2 PARTICIPATION. No later than ninety (90) days after the beginning of each Plan Year, the Committee shall determine participation in the Plan based upon the criteria set forth in Section 4.1 herein. Employees who are chosen to participate in the Plan in any given Plan Year shall be so notified in writing, and shall be apprised of the performance measure(s), performance goal(s), and related Award Opportunities for the relevant Plan Year, as soon as is practicable.

  4.3 PARTIAL PLAN YEAR PARTICIPATION. An Employee who becomes eligible after the beginning of a Plan Year may participate in the Plan for that Plan Year; however, such Employee's Target Incentive Award shall be prorated to reflect his or her months of participation during the Plan Year. Such situations may include, but are not limited to (a) new hires; (b) when an Employee is promoted to a position which meets the eligibility criteria; or (c) when an Employee is transferred from an affiliate which does not participate in the Plan.

  The Committee, in its sole discretion, retains the right to prohibit or allow participation in the initial Plan Year of eligibility for any of the aforementioned Employees.

  4.4 NO RIGHT TO PARTICIPATE. No Participant or other Employee shall at any time have a right to be selected for participation in the Plan for any Plan Year, despite having previously participated in the Plan.

ARTICLE 5. AWARD DETERMINATION

  5.1 PERFORMANCE MEASURES AND PERFORMANCE GOALS. No later than ninety (90) days after the beginning of each Plan Year, the Committee shall select performance measures and shall establish in writing performance goals for that Plan Year. Except as provided in Article 8 herein, the performance measures may be based on any combination of corporate, divisional, and/or individual goals.

  For each Plan Year, the Committee shall establish ranges of attainment of the performance goals which will correspond to various levels of Award Opportunities. Each performance goal range shall include a level of performance at which one hundred percent (100%) of the Target Incentive Award may be earned. In addition, each range shall include levels of performance above and below the one hundred percent (100%) performance level at which a greater or lesser percent of the Target Incentive Award may be earned.

  After the performance goals are established, the Committee will align the achievement of the performance goals with the Award Opportunities (as described in Section 5.2 herein), such that the level of achievement of the pre-established performance goals at the end of the Plan Year will determine the Final Awards. Except as provided in Article 8 herein, the Committee shall have the authority to exercise discretion in the determination of Final Awards.

  The Committee may establish one or more Company-wide performance measures which must be achieved for any Participant to receive a Final Award payment for that Plan Year.

  Following the completion of each Plan Year, if the performance goals were met, the Committee shall certify in writing prior to payment of Final Awards that the performance goals for such Plan Year were satisfied.

  5.2 AWARD OPPORTUNITIES. No later than ninety (90) days after the beginning of each Plan Year, the Committee shall establish, in writing, Award Opportunities which correspond to various levels of achievement of the pre-established performance goals. The established Award Opportunities may vary in relation to the job classification of each Participant or among Participants in the same job classification. Except as provided in Article 8 herein, in the event a Participant changes job levels during a Plan Year, the Participant's Award Opportunity may be adjusted to reflect the amount of time at each job level during the Plan Year.

  5.3 ADJUSTMENT OF PERFORMANCE GOALS AND AWARD OPPORTUNITIES. Once established, performance goals normally shall not be changed during the Plan Year. However, except as provided in Article 8 herein, if the Committee determines in its sole discretion that external changes or other unanticipated business conditions have materially affected the fairness of the goals, then the Committee may approve appropriate adjustments to the performance goals (either up or down) during the Plan Year as such goals apply to the Award Opportunities of specified Participants.

  Notwithstanding any other provision of this Plan, in the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, such adjustment shall be made in the Award Opportunities and/or the performance measures or performance goals related to then-current performance periods, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that subject to Article 8 herein, any such adjustment shall not be made if it would eliminate the ability of Award Opportunities held by Executive Officers to qualify for the "performance-based compensation" exception under Code Section 162(m).

  5.4 FINAL AWARD DETERMINATIONS. As soon as practicable after the end of each Plan Year, Final Awards shall be computed for each Participant as determined by the Committee. Subject to the terms of Article 8 herein, Final Award amounts may vary above or below the Target Incentive Award, based on the level of achievement of the pre-established corporate, divisional, and/or individual performance goals. Except as provided in Article 8 herein, the Committee shall have discretion to increase, reduce or eliminate any or all Final Awards that otherwise would be paid; provided however, the Committee may determine prior to the end of the Plan year that it will not exercise such discretion.

  5.5 AWARD LIMIT. The Committee may establish guidelines governing the maximum Final Awards that may be earned by Participants (either in the aggregate, by Employee class, or among individual Participants) in each Plan Year. The guidelines may be expressed as a percentage of Company-wide goals of financial measures, or such other measures as the Committee shall from time to time determine; provided, however, that the maximum payout with respect to a Final Award payable to any one Participant in connection with performance in any one Plan Year shall be one million five hundred thousand dollars ($1,500,000).

  5.6 THRESHOLD LEVELS OF PERFORMANCE. The Committee may establish minimum levels of performance goal achievement, below which no payouts of Final Awards shall be made to any Participant.

ARTICLE 6. PAYMENT OF FINAL AWARDS

  6.1 FORM AND TIMING OF PAYMENT. Unless a deferral election is made by a Participant pursuant to Section 6.2 herein, or deferral of all or a portion of a Participant's Final Award is required by Section 6.3, each Participant's Final Award shall be paid in cash, in one lump sum, within seventy-five (75) days after the end of each Plan Year.

  6.2 VOLUNTARY DEFERRAL OF FINAL AWARD PAYOUTS. A Participant may defer receipt of some or all payments otherwise due under the Plan pursuant to the terms of the Company's Executive Deferred Compensation Plan.

  6.3 DEFERRAL OF FINAL AWARD PAYOUTS. In the event that all or a portion of a Participant's Final Award is not deductible by the Company due to limits contained in Code Section 162(m) or any successor Code Section, the Committee may, in its discretion, require that payment of the nondeductible portion of such Final Award shall be deferred until such time as it may be deducted by the Company, subject to such terms and conditions as the Committee determines to be appropriate. Rates of interest on such deferred amounts shall be determined by the Committee in a manner consistent with the requirements of Code Section 162(m) and the Regulations thereunder.

  6.4 UNSECURED INTEREST. No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

ARTICLE 7. TERMINATION OF EMPLOYMENT

  7.1 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY OR RETIREMENT. In the event Participant's employment is terminated by reason of death, Disability, or Retirement, the Final Award determined in accordance with Section 5.4 herein shall be reduced to reflect participation prior to termination only. The reduced award shall be determined by multiplying said Final Award by a fraction, the numerator of which is the number of days of employment in the Plan Year through the date of employment termination, and the denominator of which is three hundred sixty-five (365). In the case of a Participant's Disability, the employment termination shall be deemed to have occurred on the date that the Committee determines the definition of Disability to have been satisfied.

  The Final Award thus determined shall be paid within seventy-five (75) days following the end of the Plan Year in which employment termination occurs.

  7.2 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event a Participant's employment is terminated for any reason other than death, Disability, or Retirement (of which the Committee shall be the sole judge), the Participant's opportunity to receive a Final Award for the Plan Year then in progress shall be forfeited. Except as provided in Article 8 herein, the Committee, in its sole discretion, may pay a prorated award for the portion of the Plan Year that the Participant was employed by the Company, computed as determined by the Committee.

ARTICLE 8. EXECUTIVE OFFICERS

  8.1 APPLICABILITY OF ARTICLE 8. The provisions of this Article 8 shall apply only to Executive Officers. Except as provided in Article 11 herein, in the event of any inconsistencies between this Article 8 and the other Plan provisions as they pertain to Executive Officers, the provisions of this
Article 8 shall control.

  8.2 ESTABLISHMENT OF AWARD OPPORTUNITIES. Except as provided in Section 8.7 herein, Award Opportunities for Executive Officers shall be established as a function of each Executive Officer's Base Salary (as defined below). No later than ninety (90) days after the beginning of each Plan Year, the Committee shall establish, in writing, various levels of Final Awards which may be paid with respect to specified levels of attainment of the pre-established performance goals.

  For purposes of this Article 8, "Base Salary" shall mean, as to any specific Plan Year, a Participant's regular annual salary rate as of the last day of the Plan Year. Regular salary shall not be reduced by any voluntary salary reductions or any salary reduction contributions made to any salary reduction plan, defined contribution plan or other deferred compensation plans of the Company, but shall not include any payments under this Plan, the 1989 Stock Incentive Plan, or any other bonuses, incentive pay, or special awards.

  8.3 COMPUTATION OF FINAL AWARDS. Each Executive Officer's Final Award shall be based on: (a) the Executive Officer's Target Incentive Award; (b) the potential Final Awards corresponding to various levels of achievement of the pre-established performance goals, as established by the Committee; and (c) Company performance in relation to the pre-established performance goals. Except as provided in Section 8.7 herein, performance measures which may serve as determinants of Executive Officers' Award Opportunities shall be limited to the Company's Pretax Income, Net Income, Earnings Per Share, Revenues, Expenses, Return on Assets, Return on Equity, Return on Investment, Net Profit Margin, Operating Profit Margin, Operating Cash Flow, Total Shareholder Return, Capitalization, Liquidity, Results of Customer Satisfaction Surveys, and other measures of Quality, Safety, Productivity or Process Improvement. Such performance goal may be determined solely by reference to the performance of the Company, a Subsidiary, or a division or unit of either of the foregoing, or based upon comparisons of any of the performance measures relative to other companies. In establishing a performance goal, the Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded such as, for example, a restructuring or other non-recurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or a change in accounting standards required by the Financial Accounting Standards Board.

  8.4 NO MID-YEAR CHANGE IN AWARD OPPORTUNITIES. Except as provided in Section
8.7 herein, each Executive Officer's Final Award shall be based exclusively on the Award Opportunity levels established by the Committee pursuant to Section
8.2 above.

  8.5 NONADJUSTMENT OF PERFORMANCE GOALS. Except as provided in Section 8.7 herein, performance goals shall not be changed following their establishment, and Executive Officers shall not receive any payout when the minimum performance goals are not met or exceeded.

  8.6 INDIVIDUAL PERFORMANCE AND DISCRETIONARY ADJUSTMENTS. Except as provided in the second sentence of this Section 8.6 and in Section 8.7 herein, subjective evaluations of individual performance of Executive Officers shall not be reflected in their Final Awards. However, the Committee shall have the discretion to reduce or eliminate the amount of the Final Award otherwise payable to an Executive Officer.

  8.7 POSSIBLE MODIFICATIONS. If, on the advice of the Company's counsel, the Committee determines that Code Section 162(m) and the Regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by permitting greater discretion and/or flexibility with respect to Award Opportunities granted to Executive Officers pursuant to this Article 8, then the Committee may, in its sole discretion, apply such greater discretion and/or flexibility to such Award Opportunities as is consistent with such advice and the terms of this Plan, and, to the extent permitted by such advice, without regard to the restrictive provisions of this Article 8.

  In addition, in the event that changes are made to Code Section 162(m) or the Regulations thereunder to permit greater flexibility with respect to any Award Opportunities under the Plan, the Committee may exercise such greater flexibility consistent with the terms of the Plan and, to the extent of such changes, without regard to the restrictive provisions of this Article 8.

ARTICLE 9. RIGHTS OF PARTICIPANTS

  9.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

  9.2 NONTRANSFERABILITY. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

ARTICLE 10. BENEFICIARY DESIGNATION.

  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. Beneficiary designations filed with respect to predecessor plans prior to the adoption of this Plan shall be effective with respect to this Plan. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 11. CHANGE IN CONTROL

  In the event of a Change in Control, each Participant shall, in the sole discretion of the Committee, receive a pro rata payment of the greater of his or her Target Incentive Award or Final Award for the Plan Year during which such Change in Control occurs, as determined by the Committee. In such circumstances the Committee shall determine the Final Award based upon performance during the Plan Year until the date of the Change in Control, and shall determine the Participant's base salary as of a date on or before the Change in Control. Such proration shall be determined as a function of the number of days within the Plan Year prior to the effective date of the Change in Control, in relation to three hundred sixty-five (365). Such amount shall be paid in cash to each Participant within seventy-five (75) days after the effective date of the Change in Control.

ARTICLE 12. AMENDMENTS

  The Committee or the Board, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of a Participant (or his or her beneficiary in the case of the death of the Participant), reduce the right of a Participant (or his or her beneficiary as the case may be) to a payment or distribution hereunder to which he or she is entitled.

ARTICLE 13. MISCELLANEOUS

  13.1 GOVERNING LAW. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the state of Georgia.

  13.2 WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under the Plan any foreign, Federal, state, or local income or other taxes required by law to be withheld with respect to such payments. Before payment of any Final Award may be deferred under Article 6, the Company may require that the Participant pay or agree to withholding for any foreign, Federal, state or local income or other taxes which may be imposed on any amount deferred.

  13.3 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

  13.4 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  13.5 COSTS OF THE PLAN. All costs of implementing and administering the Plan shall be borne by the Company.

  13.6 SUCCESSORS. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

  13.7 OTHER PLANS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

                                                                     APPENDIX B

                             DELTA AIR LINES, INC.

                         DELTASHARE STOCK OPTION PLAN

ARTICLE 1. ESTABLISHMENT

  Delta Air Lines, Inc., a Delaware corporation (the "Company"), hereby establishes the DeltaShare Stock Option Plan as set forth herein. The purpose of the Plan is to promote the interests of the Company by providing eligible personnel with a greater incentive to make material contributions to the Company's success by increasing their proprietary interest in the Company through increased direct stock ownership, all to the benefit of the Company and its stockholders. The Plan shall become effective as of the date specified in Article 10 hereof.

  The description of the Plan which follows shall be qualified in its entirety by such rules, procedures and operating guidelines as may be adopted from time to time by the Committee (as defined below) pursuant to Article 8 hereof with respect to Company personnel who are employed outside the United States.

ARTICLE 2. DEFINITIONS

  For purposes of the Plan, the following terms shall be defined as set forth below and, when the defined meaning is intended, the term is capitalized:

  2.1 "ANNUAL BASE SALARY" means, unless otherwise defined by the Committee in its sole discretion, a Participant's annual base earnings paid to him for services rendered to the Company as an employee during the twelve-month period ending on a specific Grant Determination Date, which amount includes longevity pay, license premium and flight pay, and excludes overtime pay, shift differential, displacement allowance, incentive compensation, bonuses, supplemental salary payments, expense reimbursements, expense allowances, imputed income, amounts paid in lieu of earned and accrued vacation, foreign duty allowance, termination allowances (severance pay), sick leave bank payouts for former employees of Western Air Lines, Inc., payments under any qualified or non-qualified employee benefit plans sponsored by the Company, profit sharing awards or any other annual incentive compensation programs sponsored by the Company.

  2.2 "BOARD" OR "BOARD OF DIRECTORS" means the Board of Directors of the
Company.

  2.3 "COMMITTEE" means the Committee referred to in Article 3 of the Plan. If at any time no Committee shall be designated, then the functions of the Committee specified in the Plan shall be exercised by the Board.

  2.4 "COMPANY" means Delta Air Lines, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

  2.5 "DISABILITY", "SHORT-TERM DISABILITY" AND "LONG-TERM DISABILITY" mean disability as determined under a short-term or long-term disability plan of the Company, as applicable to the Participant.

  2.6 "EXERCISE PERIOD" means the period of time between the date a Stock Option becomes excercisable and the tenth anniversary of that Stock Option's Grant Date, when the Stock Option expires.

  2.7 "FAIR MARKET VALUE" means, as of any given date, the opening price of the Stock on the New York Stock Exchange or, if no sale of Stock occurs on the New York Stock Exchange on such date, the opening price of the Stock on the New York Stock Exchange on the last preceding day on which such sale occurred.

  2.8 "FURLOUGH" means removal from the Company's service due to a reduction in force.

  2.9 "GRANT DATE" means the date on which each installment of Stock Options is awarded under the Plan. The initial Grant Date shall be determined by the Committee. The second Grant Date shall be the first anniversary of the initial Grant Date. The third Grant Date shall be the second anniversary of the initial Grant Date.

  2.10 "GRANT DETERMINATION DATE" means the September 30th prior to each Grant Date, or such other date as may be established by the Committee.

  2.11 "LEAVE OF ABSENCE" means Company approved absence from the Company's service without pay for personal reasons.

  2.12 "OPTION PRICE" means the price at which a share of Stock covered by a Stock Option may be purchased, as specified in Article 6.3 below.

  2.13 "PARTICIPANT" means the recipient of an award of a Stock Option under the Plan.

  2.14 "PLAN" means the DeltaShare Stock Option Plan, as amended from time to time.

  2.15 "RETIREMENT" OR "RETIRED" means retirement from active employment with the Company pursuant to the Company's written policies governing retirement from the Company.

  2.16 "STOCK" means the Common Stock, U.S. $3.00 par value, of the Company.

  2.17 "STOCK OPTION" means the option to purchase shares of Stock granted pursuant to Article 6 below. All Stock Options granted pursuant to the Plan shall be deemed "non-qualified" for purposes of Section 422 of the U.S. Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

ARTICLE 3. ADMINISTRATION

  3.1 THE ADMINISTRATOR. The Plan shall be administered by the Personnel, Compensation & Nominating Committee of the Board of Directors, or such other committee of the Board as may be designated by the Board from time to time. Each director, while serving as a member of the Committee, shall be considered to be acting in his capacity as a director of the Company. Members of the Committee shall be appointed from time to time for such terms as the Board shall determine, and may be removed by the Board at any time with or without cause.

  3.2 THE COMMITTEE'S AUTHORITY. The Committee shall have full authority to construe and interpret the Plan, to establish, amend and rescind appropriate rules and regulations relating to the Plan, to administer the Plan, to determine the persons to whom and the time or times at which to grant awards thereunder, and to take all such steps and make all such determinations in connection with the Plan and the Stock Options granted thereunder as it may deem necessary or advisable to carry out the provisions and intent of the Plan, provided that any decision, determination or action of the Committee with respect to the Plan shall be consistent with the terms of the Plan. All determinations of the Committee shall be by a majority of its members, and the Committee's determinations if consistent with the terms of the Plan shall be final and conclusive for all purposes and upon all persons. The Committee may delegate its authority hereunder.

ARTICLE 4. STOCK SUBJECT TO PLAN

  4.1 STOCK RESERVED. The total number of shares of Stock reserved and available for distribution under the Plan shall be 14,700,000, subject to adjustment as provided in Article 4.2. Stock issued under the Plan may be either authorized and unissued shares or treasury shares.

  4.2 CERTAIN CHANGES IN CORPORATE STRUCTURE. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock, the Committee, in its sole discretion, shall make such adjustments as it deems necessary to reflect such change so as to prevent the diminution or enlargement of a Participant's rights, including but not limited to, adjustments in the aggregate number of shares of Stock reserved for issuance under the Plan, and adjustments in the Option Price, provided that the number of shares of Stock subject to any award shall always be a whole number. If any of the foregoing events occur affecting the Stock and there is an adjustment to the then outstanding non-qualified stock options under the last paragraph of Section 3 of the Company's 1989 Stock Incentive Plan (or the corresponding provision of any successor plan) for officers and key employees, the Stock Options under the Plan shall be adjusted in a manner no less favorable to the Participant than the adjustment for the then outstanding non-qualified stock options under the last paragraph of Section 3 of the Company's 1989 Stock Incentive Plan (or the corresponding provision of any successor plan).

ARTICLE 5. ELIGIBILITY

  5.1 ELIGIBLE PERSONNEL. The Committee shall have sole discretion to determine personnel who are eligible to participate in the Plan. Unless otherwise determined by the Committee, (a) all domestic nonpilot, U.S. dollar paid personnel of the Company in permanent positions (including those based in Puerto Rico and the U.S. Virgin Islands) who have completed at least one year of employment with the Company on the applicable Grant Date and are on active pay status, Short-Term Disability or temporary Leaves of Absence (i.e., less than six months) on the applicable Grant Determination Date, and (b) all international personnel of the Company in permanent positions who are not subject to a collective bargaining agreement, have completed at least one year of employment with the Company on the applicable Grant Date and are on active pay status, Short-Term Disability or temporary Leaves of Absence (i.e., less than six months) on the applicable Grant Determination Date, are eligible to be granted awards under the Plan on the applicable Grant Date.

  5.2 INELIGIBLE PERSONNEL. Unless otherwise determined by the Committee, personnel who are in the following categories on the applicable Grant Determination Date shall not be eligible to be granted awards under the Plan on the applicable Grant Date: associates; pilots (flight line or management); international personnel who are subject to a collective bargaining agreement, including but not limited to such personnel in Austria, Brazil, Germany, Greece, Italy, India and Mexico; personnel employed by a subsidiary, partnership, limited partnership, joint venture or similar entity involving the Company; seasonal, intern, co-op, college programs, ready reserve, and retiree reserve personnel; personnel on long-term Leaves of Absence, Long-Term Disability, Furlough, Quality Time Out, military leave, or Retirement status; and officers, directors and participants in other Company-sponsored stock option programs.

  5.3 ELIGIBLE PERSONNEL WHO BECOME INELIGIBLE BETWEEN GRANT DETERMINATION DATE AND THE GRANT DATE. Personnel who on a Grant Determination Date are eligible to be granted awards under the Plan on the applicable Grant Date shall not be granted such awards on such Grant Date if they become ineligible for any reason prior to or on such Grant Date.

ARTICLE 6. STOCK OPTIONS

  6.1 GRANT. On the initial Grant Date, the Company shall award Stock Options covering 4,900,000 shares of Stock to the Participants, as specified in
Article 5. On each of the second and third Grant Dates, the Company shall award Stock Options covering 4,900,000 shares of Stock to the Participants as specified in Article 5, subject to increase as provided in Article 7.1. A Participant's Stock Option will entitle him to purchase from the Company a specified number of shares of Stock, at the Option Price. Unless the Committee directs otherwise, the number of shares of Stock subject to a Stock Option awarded to a Participant on a Grant Date shall be equal to the Annual Base Salary of the Participant as of the applicable Grant Determination Date divided by the total Annual Base Salary as of the applicable Grant Determination Date for all Participants eligible to receive an award of Stock Options on the applicable Grant Date, and multiplying that result by the total number of shares of Stock subject to Stock Options available for award on that Grant Date. Awards shall be rounded down to the nearest whole share of Stock subject to a Stock Option.

  6.2 NONTRANSFERABILITY. A Stock Option granted pursuant to the Plan shall not be transferable by the Participant otherwise than by will, by the laws of descent and distribution, or by a written designation referred to in Article
7.3 below, and is exercisable during the Participant's lifetime only by such Participant.

  6.3 OPTION PRICE. The Option Price for the first installment of Stock Options shall be the Fair Market Value of the Stock on the initial Grant Date. The Option Price for the second and third installments of Stock Options shall be the Fair Market Value of the Stock on the second and third Grant Dates, respectively. The Option Price shall be the price payable by the Participant for a share of Stock upon the exercise of a Stock Option. The Option Price shall be subject to adjustment in accordance with the provisions of Article
4.2 hereof.

  6.4 OPTION EXERCISE DATES AND TERM. Subject to Article 7 hereof, a Stock Option granted to a Participant shall become exercisable on the first anniversary of its Grant Date, and the Stock Option shall expire on, and no shares of Stock may be purchased thereunder on or after, the tenth anniversary of its Grant Date.

  6.5 EXERCISING STOCK OPTIONS. To exercise a Stock Option, the holder thereof shall give irrevocable notice of the exercise to the Company or one or more third parties designated by the Committee, identifying a whole number of shares of Stock with respect to which such Stock Option is being exercised. The Option Price for the Stock Options being exercised shall be paid in full prior to issuance of the Stock. The Committee may, from time to time, in its sole discretion, establish administrative procedures relating to the exercise of Stock Options, provided that such procedures are consistent with the terms of the Plan.

  6.6 WITHHOLDING TAXES. The Participant shall be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, the amount of any foreign, federal (including FICA), state, or local taxes of any kind required by law to be withheld with respect to the exercise of a Stock Option. Unless otherwise determined by the Committee, the Company shall withhold from the shares of Stock issued to a Participant upon exercise of a Stock Option a sufficient number of whole shares of Stock based on the Fair Market Value of such Stock on the exercise date to cover amounts which the Company is required by law to withhold with respect to the exercise of a Stock Option.

  6.7 PAYMENT. Payment of the Option Price and tax withholding obligation shall be made by cashier's check, through electronic funds transfer or through a broker-assisted Stock Option exercise pursuant to procedures the Committee may, in its sole discretion, establish from time to time. No shares of Stock shall be delivered to the Participant until such amounts have been paid. The Participant shall be responsible for all brokerage commissions, interest and other expenses, if any, in a broker-assisted Stock Option exercise.

ARTICLE 7. TERMINATION OF EMPLOYMENT, RETIREMENT, DEATH, DISABILITY, LEAVE OF ABSENCE OR FURLOUGH

  7.1 TERMINATION OR RESIGNATION. If a Participant's employment shall be terminated by the Company for reasons other than Retirement, Death, Disability, Leave of Absence or Furlough, or if a Participant resigns from employment with the Company, any unexercised Stock Option held by such Participant shall be immediately forfeited. Such forfeited Stock Options shall be allocated to Participants on the next ensuing Grant Date, if any.

7.2 RETIREMENT, DISABILITY, LEAVE OF ABSENCE OR FURLOUGH.

  A Participant who is Retired, or is on Disability, Leave of Absence or Furlough, shall be entitled to exercise any Stock Option awarded to him to the same extent as a Participant who remains in active employment with the Company, except that the exercise period for a Participant who is placed on Furlough shall be the earlier of the remainder of the Exercise Period or the date he terminates from Delta and forfeits his recall rights.

7.3 DEATH.

  In the event of the death of a Participant while employed by the Company, such Participant's Stock Options may be exercised on his behalf, to the same extent as a Participant who remains in active employment with the Company, by the person or persons named in a written designation by the Participant delivered to a party designated by the Committee or, if there is no such designation, by the executor or administrator of the Participant's estate or such other personal representative, legatee or devisee as may be designated in the Participant's last will and testament; provided, that such exercise must otherwise comply with the Plan and the applicable Stock Option award.

ARTICLE 8. AMENDMENTS AND TERMINATION

  The Board or the Committee may amend, alter, or discontinue the Plan, at any time at its sole discretion, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under a Stock Option theretofore granted, without the Participant's consent.

  The Board and the Committee shall each have complete discretion to determine whether or not to make awards of Stock Options to Company personnel who are employed outside the United States or to make awards on terms and conditions different from those specified in the Plan, and to amend the Plan or any procedures adopted by the Committee under the Plan as the Board or the Committee may deem necessary or advisable.

ARTICLE 9. MISCELLANEOUS

  9.1 GOVERNING LAW. The Plan, and all awards and agreements made hereunder, shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to the principles of conflicts of laws thereof.

  9.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular; and the singular shall include the plural.

  9.3 NO RIGHT TO EMPLOYMENT. The adoption of the Plan shall not confer upon any employee of the Company any right to continued employment with the Company, nor shall it interfere in any way with the right of the Company to terminate the employment of any of its employees at any time.

  9.4 RIGHTS OF PARTICIPANTS. Nothing in the Plan or in any Stock Option granted under the Plan shall confer upon any Participant or his executors, administrators or legal representatives any of the rights of a stockholder of the Company with respect to the shares of Stock subject to a Stock Option until certificates for such shares shall have been issued upon the exercise of such Stock Option.

  9.5 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  9.6 PURCHASE FOR INVESTMENT AND LEGALITY. The Participant, by acceptance of any Stock Option granted under the Plan, shall represent and warrant to the Company that the purchase or receipt of shares of Stock upon the exercise thereof shall be for investment and not with a view to distribution, provided that such representation and warranty shall be inoperative if, in the opinion of counsel to the Company, a proposed sale or distribution of such shares of Stock is pursuant to an applicable effective registration statement under the Securities Act of 1933 or is, without such representation and warranty, exempt from registration under such Act. The Company shall file a Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended, covering the Stock to be offered pursuant to the Plan and will use its best efforts to maintain such registration at all times necessary to permit holders of Stock Options to exercise them.

  The obligation of the Company to issue shares of Stock upon the exercise of a Stock Option shall also be subject as conditions precedent to compliance with applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, state and foreign securities laws, rules and regulations under any of the foregoing, and applicable requirements of any securities exchange upon which the Company's securities shall be listed.

  The Company may endorse an appropriate legend referring to the foregoing restrictions upon the certificate or certificates representing any shares of Stock issued or transferred to a Participant upon the exercise of any Stock Option granted under the Plan.

ARTICLE 10. EFFECTIVE DATE OF PLAN

  The Plan shall be effective when it and the Pilots Stock Option Plan are approved as a single proposal at the Company's 1996 Annual Meeting of Stockholders, or any adjournments thereof, by a majority of the votes entitled to be cast by the holders of all shares of Stock and the Company's Series B ESOP Convertible Preferred Stock, voting together as a single class, that are represented at the meeting and entitled to vote, provided that the total votes cast on such proposal must represent over 50% in interest of all securities entitled to vote on such proposal.

ARTICLE 11. CHANGE IN CONTROL

  In the event of a Change in Control of the Company, all Stock Options not yet granted on the date of such Change in Control will be granted, pursuant to Articles 5 and 6 hereof, on the date of such Change in Control at an Option Price equal to the Fair Market Value of the Stock on such date. "Change in Control" for this purpose shall have the meaning ascribed to it in Article 8.7 of the Pilots Stock Option Plan for pilot personnel of the Company as in effect on the date specified in Article 10 hereof.

                                                                     APPENDIX C

                             DELTA AIR LINES, INC.

                           PILOTS STOCK OPTION PLAN

ARTICLE 1. ESTABLISHMENT

  Delta Air Lines, Inc., a Delaware corporation (the "Company"), and the Air Line Pilots Association, International, as representative of the Pilots of Delta Air Lines, Inc. (the "Association"), hereby establish the "Pilots Stock Option Plan" (the "Plan"), as set forth herein. The Plan provides for the grant of Stock Options to purchase a total of 10 million shares of Stock. The Stock Options will be granted in three separate installments of equal size. The Plan shall be part of the Delta Pilots Agreement, shall become effective as of the Effective Date of such Agreement and shall run concurrently with the Duration Clause of such Agreement and subject to any status quo period thereafter.

ARTICLE 2. DEFINITIONS

  For the purposes of the Plan, the following terms shall be defined as set forth below and, when the defined meaning is intended, the term is capitalized.

  2.1 "ASSOCIATION" means the Air Line Pilots Association, International.

  2.2 "BOARD" OR "BOARD OF DIRECTORS" means the Board of Directors of the
Company.

  2.3 "COMMITTEE" means the Committee referred to in Article 3 of the Plan. If at any time no Committee shall be designated, then the functions of the Committee specified in the Plan shall be exercised by the Board.

  2.4 "COMPANY" means Delta Air Lines, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

  2.5 "DELTA PILOTS AGREEMENT" means the basic collective bargaining agreement together with all effective amendments, supplemental agreements, letters of agreement and letters of understanding between the Company and the Association, in existence on the effective date of the Plan and as may be modified or supplemented after this date.

  2.6 "DISABILITY" means disability as determined under the Delta Pilots Disability and Survivorship Plan.

  2.7 "EXERCISE PERIOD" means the period of time between the date a Stock Option becomes exercisable and the tenth anniversary of that Stock Option's Grant Date, when the Stock Option expires.

  2.8 "FAIR MARKET VALUE" means, as of any given date, the opening price of the Stock on the New York Stock Exchange or, if no sale of Stock occurs on the New York Stock Exchange on such date, the opening price of the Stock on the New York Stock Exchange on the last preceding day on which such sale occurred.

  2.9 "FURLOUGH" means removal from the Company's service due to a reduction in force.

  2.10 "GRANT DATE" means the date on which each installment of Stock Options is awarded under the Plan. The initial Grant Date shall be the date agreed upon by the Company and Association, which date shall be within 30 days after the later of (a) the date the new Delta Pilots Agreement becomes effective following its ratification and signing; (b) the date the Plan is approved by the Board of Directors and, if required, the stockholders of the Company; or (c) the date of determination of each Participant, and the number of shares of Stock subject to Stock Options each Participant will receive, on the initial Grant Date under the Plan. The second Grant Date shall be the first anniversary of the initial Grant Date. The third Grant Date shall be the second anniversary of the initial Grant Date.

  2.11 "LEAVE OF ABSENCE" means Company approved absence from the Company's service without pay for personal reasons.

  2.12 "OPTION PRICE" means the price at which a share of Stock covered by a Stock Option may be purchased, as specified in Article 6 below.

  2.13 "PARTICIPANT" means a Pilot who is a recipient of an award of a Stock Option under the Plan.

  2.14 "PILOT" means an employee of the Company whose name appears on the Delta Air Lines Pilots' System Seniority List on the initial Grant Date or any Grant Date thereafter.

  2.15 "PLAN" means the Pilots Stock Option Plan.

  2.16 "RETIREMENT" means that a Pilot has left the Company's service and is eligible for a benefit under the Delta Pilots Retirement Plan (or any successor thereto) other than a Termination Benefit (as that term is defined under the Delta Pilots Retirement Plan or any successor thereto).

  2.17 "STOCK" means the Common Stock, $3.00 par value, of the Company.

  2.18 "STOCK OPTION" means the option to purchase shares of Stock granted pursuant to Article 6 below. All Stock Options granted pursuant to the Plan shall be deemed "non-qualified" for purposes of Section 422 of the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

ARTICLE 3. ADMINISTRATION

  3.1 THE ADMINISTRATOR. The Plan shall be administered by the Personnel, Compensation & Nominating Committee of the Board of Directors, or such other committee of the Board as may be designated by the Board from time to time. Each director, while serving as a member of the Committee, shall be considered to be acting in his capacity as a director of the Company. Members of the Committee shall be appointed from time to time for such terms as the Board shall determine, and may be removed by the Board at any time with or without cause.

  3.2 THE COMMITTEE'S AUTHORITY. The Committee shall have full authority to construe and interpret the Plan, to establish, amend and rescind appropriate rules and regulations relating to the Plan, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Stock Options granted thereunder as it may deem necessary or advisable to carry out the provisions and intent of the Plan, provided that any decision, determination or action of the Committee with respect to the Plan shall be consistent with the terms of the Plan. All determinations of the Committee shall be by a majority of its members and, subject to Article 3.3, the Committee's determinations if consistent with the terms of the Plan shall be final and conclusive for all purposes and upon all persons. The Committee may delegate its authority hereunder.

  3.3 DISPUTE RESOLUTION. Disputes arising out of decisions, determinations or other actions of the Committee with respect to the interpretation, administration or application of the Plan shall be subject to the grievance and System Board procedures of the Delta Pilots Agreement.

ARTICLE 4. STOCK SUBJECT TO PLAN

  4.1 STOCK RESERVED. The total number of shares of Stock reserved and available for distribution under the Plan shall be 10 million, subject to adjustment as provided in Article 4.2. Stock issued under the Plan may be either authorized and unissued shares or treasury shares.

  4.2 CERTAIN CHANGES IN CORPORATE STRUCTURE. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock, the Committee, in its sole discretion, shall make such adjustments as it deems necessary to reflect such change so as to prevent the diminution or enlargement of a Participant's rights, including but not limited to, adjustments in the aggregate number of shares of Stock reserved for issuance under the Plan, and adjustments in the Option Price, provided that the number of shares of Stock subject to any award shall always be a whole number. If any of the foregoing events occur affecting the Stock and there is an adjustment to the then outstanding non-qualified stock options under the last paragraph of Section 3 of the Company's 1989 Stock Incentive Plan (or the corresponding provision of any successor plan) for officers and key employees, the Stock Options under the Plan shall be adjusted in a manner no less favorable to the Participant than the adjustment for the then outstanding non-qualified stock options under the last paragraph of Section 3 of the Company's 1989 Stock Incentive Plan (or the corresponding provision of any successor plan).

ARTICLE 5. ELIGIBILITY

  Subject to the approval of the Company, the Association will determine the Participants and the number of whole shares of Stock subject to Stock Options to be awarded to each Participant on each Grant Date.

ARTICLE 6. STOCK OPTIONS

  6.1 GRANT. On the initial Grant Date, the Company shall award Stock Options covering 3,333,334 shares of Stock to the Participants, as specified in
Article 5. On each of the second and third Grant Dates, the Company shall award Stock Options covering 3,333,333 shares of Stock to the Participants as specified in Article 5. A Participant's Stock Option will entitle him to purchase from the Company a specified number of shares of Stock, at the Option Price.

  6.2 NONTRANSFERABILITY. A Stock Option granted pursuant to the Plan shall not be transferable by the Participant otherwise than by will, by the laws of descent and distribution, or by a written designation referred to in Article
7.3 below, and is exercisable during the Participant's lifetime only by such Participant.

  6.3 OPTION PRICE. The Option Price for the first installment of Stock Options shall be the Fair Market Value of the Stock on the initial Grant Date. The Option Price for the second and third installments of Stock Options shall be the Fair Market Value of the Stock on the second and third Grant Dates, respectively. The Option Price shall be the price payable by the Participant for a share of Stock upon the exercise of a Stock Option. The Option Price shall be subject to adjustment in accordance with the provisions of Article
4.2 hereof.

  6.4 OPTION EXERCISE DATES AND TERM. Subject to Article 7 hereof, a Stock Option granted to a Participant shall become exercisable on the first anniversary of its Grant Date, and the Stock Option shall expire on, and no shares of Stock may be purchased thereunder on or after, the tenth anniversary of its Grant Date.

  6.5 EXERCISING STOCK OPTIONS. To exercise a Stock Option, the holder thereof shall give irrevocable notice of the exercise to the Company or one or more third parties designated by the Committee, identifying a whole number of shares of Stock (which shall not be less than the lesser of (a) 50 shares of Stock or (b) the number of shares of Stock subject to such Participant's then exercisable Stock Option) with respect to which such Stock Option is being exercised. The Option Price for the Stock Options being exercised shall be paid in full prior to issuance of the Stock. The Committee may, from time to time, in its sole discretion, and after consultation with the Association, establish administrative procedures relating to the exercise of Stock Options, provided that such procedures are consistent with the terms of the Plan.

  6.6 WITHHOLDING TAXES. The Participant shall be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, the amount of any foreign, federal (including FICA), state, or local taxes of any kind required by law to be withheld with respect to the exercise of a Stock Option.

  6.7 PAYMENT. Payment of the Option Price and tax withholding obligation shall be made by cashier's check, through electronic funds transfer or through a broker-assisted Stock Option exercise pursuant to procedures the Committee may, in its sole discretion, establish from time to time. No shares of Stock shall be delivered to the Participant until all such amounts have been paid. The Participant shall be responsible for all brokerage commissions, interest and other expenses, if any, in a broker-assisted Stock Option exercise.

ARTICLE 7. TERMINATION OF EMPLOYMENT, RETIREMENT, DEATH, DISABILITY AND LEAVE OF ABSENCE

  7.1 TERMINATION OR RESIGNATION. If a Participant's employment shall be terminated by the Company, or if a Participant resigns from employment with the Company, any unexercised Stock Option held by such Participant shall be immediately forfeited. Such forfeited Stock Options shall be allocated to Participants on the next ensuing Grant Date, if any.

  7.2 RETIREMENT, DISABILITY, LEAVE OF ABSENCE OR FURLOUGH. A Participant who is Retired, or is on Disability, Leave of Absence or Furlough, shall be entitled to exercise any Stock Option awarded to him to the same extent as a Participant who remains in active employment with the Company.

  7.3 DEATH. In the event of the death of a Participant while employed by the Company, the estate of such Participant, or other person designated by the Participant, shall be entitled to exercise any Stock Option awarded to the Participant to the same extent as a Participant who remains in active employment with the Company.

ARTICLE 8. MISCELLANEOUS

  8.1 GOVERNING LAW. The Plan, and all awards and agreements made hereunder, shall be governed by and construed in accordance with the Railway Labor Act, and of the laws of the State of Georgia without giving effect to the principles of conflicts of laws thereof.

  8.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular; and the singular shall include the plural.

  8.3 NO RIGHT TO EMPLOYMENT. The adoption of the Plan shall not confer upon any employee of the Company any right to continued employment with the Company, nor shall it interfere in any way with the right of the Company to terminate the employment of any of its employees at any time.

  8.4 RIGHTS OF PARTICIPANTS. Nothing in the Plan or in any Stock Option granted under the Plan shall confer upon any Participant or his executors, administrators or legal representatives any of the rights of a stockholder of the Company with respect to the shares of Stock subject to a Stock Option until certificates for such shares shall have been issued upon the exercise of such Stock Option.

  8.5 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  8.6 PURCHASE FOR INVESTMENT AND LEGALITY. The Participant, by acceptance of any Stock Option granted under the Plan, shall represent and warrant to the Company that the purchase or receipt of shares of Stock upon the exercise thereof shall be for investment and not with a view to distribution, provided that such representation and warranty shall be inoperative if, in the opinion of counsel to the Company, a proposed sale or distribution of such shares of Stock is pursuant to an applicable effective registration statement under the Securities Act of 1933 or is, without such representation and warranty, exempt from registration under such Act. The Company shall file a Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended, covering the Stock to be offered pursuant to the Plan and will use its best efforts to maintain such registration at all times necessary to permit holders of Stock Options to exercise them.

  The obligation of the Company to issue shares of Stock upon the exercise of a Stock Option shall also be subject as conditions precedent to compliance with applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, state securities laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company's securities shall be listed. The Company shall use its reasonable best efforts to take all actions necessary and appropriate to satisfy each of the foregoing conditions.

  The Company may endorse an appropriate legend referring to the foregoing restrictions upon the certificate or certificates representing any shares of Stock issued or transferred to a Participant upon the exercise of any Stock Option granted under the Plan.

  8.7 CHANGE IN CONTROL PROVISIONS. In the event of a Change in Control of the Company (as described in Section 1.B.5. and G.1., 2., and 3. of the Delta Pilots Agreement) all Stock Options not yet granted on the date of such Change in Control will be granted, pursuant to Article 5, on the date of such Change in Control at an Option Price equal to the Fair Market Value of the Stock on such date.

                           [LOGO OF DELTA AIR LINES]

P THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 24, 1996, OR ANY ADJOURNMENTS THEREOF. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS
R       DIRECTED BY THE STOCKHOLDER(S). The undersigned hereby appoints Ronald
        W. Allen, Mary Johnston Evans and Jesse Hill, Jr., jointly and severally with full power of substitution to each, or, instead of any of
O       them,____________________________________, as proxies for and on behalf of the undersigned, to attend the Annual Meeting of Stockholders of Delta Air Lines, Inc., to be held at the Holiday Inn Professional
X Centre/Atrium, 2001 Louisville Avenue, Monroe, Louisiana, on Thursday, October 24, 1996, at 9:00 a.m., local time, or any adjournments thereof, and to vote as directed below all stock of this Company which
Y the undersigned would be entitled to vote if personally present. BY ACCEPTANCE, THE PROXIES NAMED ABOVE AGREE THAT THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER GIVING THIS PROXY. IF NO DIRECTIONS ARE SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL 12 NOMINEES FOR DIRECTOR, FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 1997, FOR THE APPROVAL OF THE MATERIAL TERMS OF THE INCENTIVE COMPENSATION PLAN, FOR THE APPROVAL OF THE DELTASHARE STOCK OPTION PLAN AND THE PILOTS STOCK OPTION PLAN, AND AGAINST PROPOSALS 5 AND 6, ALL AS SET FORTH ON THE REVERSE. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, AS SET OUT IN THE PROXY STATEMENT DATED SEPTEMBER 16, 1996, RECEIPT OF WHICH IS ACKNOWLEDGED. THIS PROXY, IF PROPERLY EXECUTED AND DELIVERED, WILL REVOKE ALL PRIOR PROXIES.

        NOMINEES FOR DIRECTOR:
        Ronald W. Allen, Edwin L. Artzt, Henry A. Biedenharn, III, James L. Broadhead, Edward H. Budd, George D. Busbee, R. Eugene Cartledge, Mary Johnston Evans, Gerald Grinstein, Jesse Hill, Jr., Peter D. Sutherland and Andrew J. Young.

- --------------------------------------------------------------------------------
                         DETACH AND RETURN PROXY CARD

CONDUCT OF MEETING

In fairness to all stockholders attending the Annual Meeting of Stockholders and in the interest of an orderly and constructive meeting, the following procedures will apply:

1. Proposals will be presented in the order in which they appear in the Proxy Statement. Presentations by proponents and supporters of qualified stockholder proposals may not exceed a total of five minutes. Questions about any proposal under consideration should be limited to two minutes.

2. Questions or comments concerning any issue raised during the general stockholder question and comment period should be relevant to matters of interest to stockholders and will be limited to three minutes.

3. The use of cameras, sound recording equipment, communication devices, or any other similar equipment is prohibited without Delta's prior permission.

[x]   Please mark your                                             |  0299
      votes as in this                                             -------
      example.
The Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all nominees, FOR Proposals 2, 3 and 4, and AGAINST Proposals 5 and 6.

- -------------------------------------------------------------------------------   ------------------------------------------------
The Board of Directors recommends a vote FOR all nominees and FOR                         The Board of  Directors recommends
Proposals 2, 3 and 4.                                                                      a vote AGAINST Proposals 5 and 6.
- -------------------------------------------------------------------------------   ------------------------------------------------

1. Election of   FOR  WITHHOLD  2. PROPOSAL to ratify the  FOR   AGAINST  ABSTAIN    5. PROPOSAL by a stock-  FOR   AGAINST  ABSTAIN
   Directors.                      appointment of Arthur   [ ]     [ ]      [ ]         holder relating       [ ]     [ ]      [ ]
   (see reverse) [ ]    [ ]        Andersen LLP as                                      to political
                                   independent auditors                                 activities.
                                   for fiscal year
Withhold authority to vote         1997.                                             6. PROPOSAL by a stock-
for the following nominee(s)                                                            holder relating to    [ ]     [ ]      [ ]
only:                           3. PROPOSAL to approve the                              employment matters.
                                   material terms of the    [ ]     [ ]      [ ]
- ----------------------------       Incentive Compensation
                                   Plan.

                                4. PROPOSAL to approve the                              I plan to attend     [ ]
                                   DeltaShare Stock Option  [ ]     [ ]      [ ]        the Annual Meeting
                                   Plan and the Pilots                                  of Stockolders
                                   Stock Option Plan.



PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Please sign EXACTLY as your name(s) appears hereon. When signing as administrator, attorney, executor, guardian or trustee, please give your full title. If the signer is a corporation or partnership, please sign full corporate or partnership name by duly authorized officer or person. If shares are held jointly, each joint owner should sign.

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
SIGNATURE(S)                                               DATE

- -------------------------------------------------------------------------------
                         DETACH AND RETURN PROXY CARD

                             DELTA AIR LINES, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                          OCTOBER 24, 1996, 9:00 A.M.
                    HOLIDAY INN PROFESSIONAL CENTRE/ATRIUM
                            2001 LOUISVILLE AVENUE
                            MONROE, LOUISIANA 71201

                                                       [LOGO OF DELTA AIR LINES]

                                                       INTERNAL MEMORANDUM

                                                       DATE: September 16, 1996


TO:        Delta Family-Care Savings Plan Participants

FROM:      Chairman of the Board, President and Chief Executive Officer

SUBJECT:   DELTA'S 1996 ANNUAL MEETING OF STOCKHOLDERS

Enclosed are the 1996 Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders. As trustee for the Delta Family-Care Savings Plan, Fidelity Management Trust Company is providing the attached Voting Instruction Form for the shares of Delta Common Stock and Series B ESOP Convertible Preferred Stock attributable to your Savings Plan account.

Under the Savings Plan, you have the confidential right to instruct the trustee how to vote these shares at the Annual Meeting, and we strongly encourage you to do so. This may be done by completing and signing the Voting Instruction Form and returning it to the trustee in the envelope provided. Every vote is important.

Delta's Board of Directors recommends a vote "FOR" all nominees, "FOR" Proposals 2, 3 and 4, and "AGAINST" Proposals 5 and 6, as set forth in the Proxy Statement.

Attendance at the annual Meeting will be limited to stockholders, those holding proxies from stockholders and representatives of the news media. If you plan to attend the Annual Meeting, please mark the appropriate box on the Voting Instruction Form.

                                        /s/ Ron
                                       -----------------------------------
                                       Ronald W. Allen

                   DETACH AND RETURN VOTING INSTRUCTION FORM

[ ] Please vote by FILLING IN the appropriate                              1996
    boxes below, as shown, using blue or black ink or dark pencil. Do not use red ink.

                        DELTA FAMILY-CARE SAVINGS PLAN
                            VOTING INSTRUCTION FORM
                                                      FOR ALL     WITHHOLD
_________________________________________________    nominees    AUTHORITY
| Delta's Board of Directors recommends a vote   |  (except as  to vote for all
| FOR all nominees and FOR Proposals 2, 3 and 4. |  indicated  nominees listed
_________________________________________________     below).      below.
                                                      [   ]        [   ]
1. Election of Directors.
NOMINEE FOR DIRECTOR:
Ronald W. Allen, Edwin L. Artzt, Henry A. Biedenharn, III, James L. Broadhead, Edward H. Budd, George D. Busbee, R. Eugene Cartledge, Mary Johnston Evans, Gerald Grinstein, Jesse Hill, Jr., Peter D. Sutherland and Andrew J. Young.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

- ----------------------------------------------------  FOR     AGAINST  ABSTAIN
2. PROPOSAL to ratify the appointment of Arthur
   Andersen LLP as independent auditors for fiscal     [ ]       [ ]      [ ]
   year 1997.

3. PROPOSAL to approve the material terms of the       [ ]       [ ]      [ ]
   Incentive Compensation Plan.

4. PROPOSAL to approve the DeltaShare Stock Option     [ ]       [ ]      [ ]
   Plan and the Pilots Stock Option Plan.
___________________________________________________
| Delta's Board of Directors recommends a vote    |
| AGAINST Proposals 5 and 6.                      |
___________________________________________________

5. PROPOSAL by a stockholder relating to political     [ ]       [ ]      [ ]
   activities.
6. PROPOSAL by a stockholder relating to employment    [ ]       [ ]      [ ]
   matters.
                    __________________________________________________________
                   | I plan to attend the Annual Meeting of Stockholders.  [ ]|
                    __________________________________________________________

                             DELTA AIR LINES, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                          OCTOBER 24, 1996, 9:00 A.M.
                    HOLIDAY INN PROFESSIONAL CENTRE/ATRIUM
                            2001 LOUISVILLE AVENUE
                            MONROE, LOUISIANA 71201


CONDUCT OF MEETING

In fairness to all stockholders attending the 1996 Annual Meeting of Stockholders and in the interest of an orderly and constructive meeting, the following procedures will apply:

1. Proposals will be presented in the order in which they appear in the Proxy Statement. Presentations by proponents and supporters of qualified stockholder proposals may not exceed a total of five minutes. Questions about any proposal under consideration should be limited to two minutes.

2. Questions or comments concerning any issue raised during the general stockholder question and comment period should be relevant to matters of interest to stockholders and will be limited to three minutes.

3. The use of cameras, sound recording equipment, communication devices, or any other similar equipment is prohibited without Delta's prior permission.


                   DETACH AND RETURN VOTING INSTRUCTION FORM

                        DELTA FAMILY-CARE SAVINGS PLAN                    1996
                            VOTING INSTRUCTION FORM

THIS VOTING INSTRUCTION FORM IS PROVIDED BY FIDELITY MANAGEMENT TRUST COMPANY, AS TRUSTEE FOR THE DELTA FAMILY-CARE SAVINGS PLAN, for the Annual Meeting of Stockholders. The shares of Delta Stock attributable to your Saving Plan account will be voted as you direct. If no directions are specified, shares attributable to your account will be voted in accordance with the terms of the Savings Plan.
Pursuant to the Savings Plan, I instruct the Savings Plan Trustee to vote the shares of Series B ESOP Convertible Preferred Stock and Common Stock of Delta attributable to my Savings Plan account at the Annual Meeting of Stockholders of Delta Air Lines, Inc. to be held at the Holiday Inn Professional Centre/Atrium, 2001 Louisville Avenue, Monroe, Louisiana, on Thursday, October 24, 1996, at 9:00 a.m., local time, or any adjournments thereof, as indicated on the reverse of this form.
This instruction, if properly executed and delivered, will revoke all prior instructions. I hereby acknowledge receipt of Delta's Proxy Statement dated September 16, 1996.

                               Please sign EXACTLY as your name(s)
                               appears hereon. When signing as
                               administrator, attorney, executor,
                               guardian or trustee, please give your
                               full title.

                               PLEASE DATE, SIGN AND MAIL THIS INSTRUCTION
                               FORM IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                               Date:____________________________, 1996

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                                                   Signature(s)